As filed with the Securities and Exchange Commission-subject to change

                                                              File No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------

                                  GORDON & CO.
                       a Massachusetts Limited Partnership
             (Exact name of registrant as specified in its charter)

           Massachusetts                             6218                             04-2106089
    (State or other jurisdiction         (Primary Standard Industrial              (I.R.S. Employer
 of incorporation or organization)       Classification Code Number)             Identification No.)

                         63 Pleasant Street - Suite 200
                         Watertown, Massachusetts 02472
                                 (617) 924-7997
   (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

                                ALLISON D. SALKE
                                  GORDON & CO.
                         63 Pleasant Street - Suite 200
                         Watertown, Massachusetts 02472
                                 (617) 924-7997
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                    Copy to:
                             Warren G. Miller, Esq.
                                 15 Court Square
                           Boston, Massachusetts 02108
                                 (617) 227-6493

                               ------------------
    Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following space. X

(1) These option contracts are not issued for predetermined premiums. The premium for each option varies depending on a number of factors including the price of the underlying security when an option is issued. The figures set forth are estimated solely for the purpose of determining the registration fee in accordance with Rule 457.
                        CALCULATION OF REGISTRAITON FEE

============================ ================== =================== ================== ==================
                                                 Proposed Maximum    Proposed Maximum      Amount of
Title of Securities             Amount to be      Offering Price    Aggregate Offering   Registration
Being Registered                Registered         Per Unit (1)          Price (1)           Fee
---------------------------- ------------------ ------------------ ------------------ ------------------
Gordon Limited Price Put
and Call Option Contracts      16,000 Options         $7,000          $112,000,000        $11,984
============================ ================== ================== ================== ==================

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

         -------------------------------------------------------------
         -------------------------------------------------------------

                                  GORDON & CO.
                               -------------------
            Cross Reference Sheet Between Items of S-1 and Prospectus

                        Registration Statement
                           Item and Heading                                                Prospectus Caption
  1.      Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus.....               Facing Page; Cover Page
  2.      Inside Front and Outside Back Cover Pages
            of                                                        Inside Front and Outside Back Cover Pages
Prospectus..............................................
  3.      Summary Information, Risk Factors, and
            Ratio of Earnings to Fixed Charges.............           Prospectus Summary (p. 5); Risk Factors
                                                                        (p. 7)
  4.      Use of Proceeds............................................            *
  5.      Determination of Offering Price....................                    *
  6.                                                                             *
Dilution........................................................
  7.      Selling Security Holders...............................                *
  8.      Plan of Distribution......................................             *
  9.      Description of Securities to be Registered....              Description of Gordon Options (p. 12)
10.       Interests of Named Experts and Counsel....                  Organization and Management of Gordon &
                                                                        Co. (p. 31)
11(a).  Description of Business...............................        Description of Gordon Options (p. 12)
11(b).  Description of Property................................                  *
11(c).  Legal Proceedings........................................     Litigation Relating to Gordon & Co. (p. 31)
11(d).  Market Price of and Dividends on Regis-
            trant's Common Equity and Related
            Stockholder Matters...................................               *
11(e).  Financial Statements...................................       Financial Statements (p. 42)
11(f).   Selected Financial Data...............................       (p. 42)
11(g).  Supplementary Financial Information..........                            *
11(h).  Management's Discussion and Analysis of
            Financial Condition and Results of
                                                                                 *
Operations.................................................
11(i).   Changes In and Disagreements With
            Accountants on Accounting Matters and
            Financial Disclosure..................................               *
11(j).   Directors and Executive Officers.................            Organization and Management of Gordon &
                                                                        Co. (p. 31)
11(k).  Executive Compensation.............................           Organization and Management of Gordon &
                                                                        Co. (p. 31)
11(l).   Security Ownership of Certain Beneficial                     Organization and Management of Gordon &
            Owners and Management..........................             Co. (p. 31)
11(m). Certain Relationships and Related                              Organization and Management of Gordon &
            Transactions..............................................  Co. (p. 31)
12.      Disclosure of Commission Position on In-
            demnification for Securities Act Liabilities                         *

------------
* Not applicable

                                  GORDON & CO.
                    16,000 Limited Price Put and Call Options

         Gordon Limited Price Options are put and call options. Each option relates to a particular underlying security that is listed on a national securities exchange or quoted on an automated quotation system of a national securities association (NASDAQ). Gordon & Co. also issues its options on securities issued by the United States of America and on standardized stock options and standardized stock index options that are listed on a national securities exchange.
         The purchaser of a Gordon Option negotiates the price or premium with Gordon & Co. As a general rule the premium ranges from 11 1/2 to 30% of the market value of the underlying security when it is listed on a national securities exchange and from 151/2 to 40% of its market value when the underlying security is listed on NASDAQ. This general rule does not apply to Gordon Options issued on stock options or stock index options. Gordon & Co. and the purchaser negotiate those premiums specially.
         Gordon Options do not trade on any recognized market. The purchaser of a Gordon Option may be able to realize its value only by reselling it to Gordon & Co.
         Gordon Options are speculative securities that involve a high degree of risk. The purchaser of a Gordon Option must be prepared to sustain a total loss of the premium he pays. The discussion at page 7 of this prospectus describes many of the Risk Factors that pertain to Gordon Options.
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

============================ ================================= ====================== ===============================


                                                                   Underwriting

                                                                   Discounts and               Proceeds to

                                   Price to Public (1)              Commissions                 Issuer (2)
============================ ================================= ====================== ===============================
Per Option. . . . . . . .                              $7,000          None                                   $7,000
---------------------------- --------------------------------- ---------------------- -------------------------------
---------------------------- --------------------------------- ---------------------- -------------------------------
Total.  . . . . . . . . . .                      $112,000,000          None                             $112,000,000
..
============================ ================================= ====================== ===============================

(1) Gordon Limited Price Options are not issued for predetermined premiums. The figures set forth are estimated.

(2) The proceeds to the issuer are estimated. They may be substantially less because of the repurchase provision of the Options and will vary depending on the actual premiums received for the Options.

                              ____________________

                 The Date of this Prospectus is March 6, 2006.

                              AVAILABLE INFORMATION
     Gordon & Co. has been issued an exemption by the Commission from the informational requirements of Section 15(d) of the Securities Exchange Act of 1934 (the"1934 Act"), but as a broker-dealer the Company is subject to the informational requirements of Section 17 of the 1934 Act and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports and other information, when filed, will be available for inspection and copying at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Office in Boston, Massachusetts. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     On or about July 31 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with an unaudited balance sheet as of the previous June 30, including a computation of Gordon & Co.'s net capital. On or about March 15 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with financial statements of Gordon & Co. for the year ended on the previous December 31, audited by independent certified public accountants.

     This Prospectus, which constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission. Reference is hereby made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the Options offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents and each statement is qualified in its entirety by reference to the applicable document filed with the Commission. A copy of the complete registration statement is available for inspection at the office of Gordon & Co. without charge.

     Since the value of a limited price option depends upon the likelihood of favorable movements in the price of the underlying security of the option in relation to the exercise and expiration prices of the option during the life of the option, information concerning past price behavior of the underlying
security may be significant in evaluating an option transaction.   This
information is available through various financial publications, in the financial press and elsewhere. In addition, Gordon & Co. will furnish the applicable information set forth on page 35 at the request of prospective option buyers.

                                GLOSSARY OF TERMS

     The following Glossary briefly defines many of the technical terms used in the Prospectus. More comprehensive explanations of these terms are included in the body of the Prospectus.

     The definitions in this Glossary all pertain to American-style options as opposed to European-style options. The distinction is important. An American-style option may be exercised by the holder at any time after it is purchased and before it expires, but a European-style option may be exercised only during a specified period - which may be as short as a single business day - before the option expires. All Gordon Options are American-style options, but they include an expiration price as well as an expiration date which is not typical of most American-style options. Most standardized options (i.e., options traded on the national securities exchanges) are American-style options, but some are European-style options, and more European-style options may be introduced on those exchanges in the future.

     Call: The right to require another to sell and deliver a security (underlying security) upon payment of a stated price (exercise price) at any time prior to a stated date (expiration date).

     Call Option: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to sell the underlying security of the Call Option to the holder of the option for a stated price during a stated period of time.

     Covered Call Option: A Call Option written by a person who owns the underlying security of the option during the entire period that the option is outstanding.

     Exercise Price: The price at which the holder of the option may sell in a put option, or purchase in a call option, the underlying security upon exercise. The exercise price is sometimes called the striking price.

     Expiration Date: The date on which the option expires, provided thatit has not expired previously because of its expiration price provision.

     Expiration Price: The price at which the holder of a Gordon Option loses his right to sell the option or sell or buy the underlying security. If the underlying security sells on a national securities exchange, or is quoted on an automated quotation system of a national securities association, at designated periods of time, at or above this price in a put option, or at or below this price in a call option, the option expires regardless of the expiration date of the contract. The expiration prices and periods of time to which they are applicable are the prices and periods of time agreed upon by the buyer or his agent in transactions with Gordon & Co. When the automated quotation system of a national securities association (NASDAQ) indicates a sale price as well as a bid and ask price for a security, the expiration price of an option shall be determined by the reported sale price. References to expiration price throughout this Prospectus shall be construed accordingly.

     Limited Price Call Option: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) sell to the holder of the call option contract the underlying security of the option at a stated price (exercise price) at any time prior to a stated date (expiration date) provided the underlying security has not sold at or below the applicable expiration price stated in the contract.

     Limited Price Put Option: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) purchase from the holder of the put option contract the underlying securitY of the option at a stated price (exercise price) at any time prior to a stated date expiration date) provided the underlying security has not sold at or above the applicable expiration price stated in the contract.

     Long or Long Position:  The ownership of or right to receive a security.

     Naked Call Option: A Call Option written by a person who does not own the underlying security of the option during a period of time when the option is outstanding.

     Naked Put Option: A Put Option written by a person who does not have a short position in the underlying security of the option during a period of time when the option is outstanding.

     Offsetting Put Option: A Put Option written by a person who does have a short position in the underlying security of the option during the period that the option is outstanding. The Put Option is offsetting because the writer's short position in the underlying security offsets or hedges the writer's risk in the event the PutOption is exercised. The writer can then close out his short position by delivering the securities which are put to the writer. But the writer's short position does not offset the theoretically unlimited risk of loss incurred by the writer if the market price of the underlying security increases above the exercise price of the Put Option.

     Premium: The aggregate price of the option agreed upon between the buyer or his agents in a transaction with Gordon & Co.

     Put: The right to require another to purchase a security (underlying security) at a stated price (exercise price) at any time prior to a stated date (expiration date).

     Put Option: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to purchase the underlying security of the Put Option from the holder of the option at a stated price during a stated period of time.

     Short or Short Position: The obligation to deliver a security which a person does not own.

     Standardized Option: An option on stock or on a stock index issued by the Options Clearing Corporation and traded on a national securities exchange.

     Underlying Security: The stock, warrants, rights, units, bonds, U.S. Treasury securities or standardized stock or standardized index options subject to being sold or purchased upon exercise of an option. Gordon Limited Price Options written on standardized stock or standardized index options may not be transferred or exercised. They may only be resold to Gordon & Co. (See Limitations on Exercise, Transfer, and Repurchase of Options at page 17.)

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the "Risk Factors" in the following section.

Gordon & Co.

     Gordon & Co. is the only issuer of Gordon Limited Price Put and Call Options. Gordon & Co. creates, sells and agrees to perform or repurchase every Gordon Option. Gordon & Co. is a Massachusetts Limited Partnership whose office is at 63 Pleasant Street, Watertown, Massachusetts 02472; telephone
(617) 924-7997.

Gordon Options are Unique

     Gordon Options are different from other put and call options. The primary difference is that Gordon Options expire not only on a particular date, but also if the security underlying the option trades at a specified price prior to the expiration date of the option. When Gordon & Co.issues an option it defines the expiration prices applicable during the term of the option. Expiration prices of Gordon put options decrease as the option grows older; expiration prices of Gordon call options increase as the option grows older.

Cost and Terms of Premiums for Options

     The price of an option is called a premium. Gordon & Co. negotiates the premium and expiration prices with the purchaser of the option when an option transaction is initiated. A purchaser of an option may modify the exercise price and expiration prices of an outstanding option by paying an additional premium.

Exercise and Repurchase of Options

     There is no secondary market for Gordon Options. The holder of a Gordon Option can recover its value either by exercising the option or by reselling it to Gordon & Co. Gordon & Co. agrees to perform each option or to repurchase it in accordance with its terms upon request of the holder of the option. When a Gordon Option expires it has no further value.

An Overview of Options Trading

     Option trading is not suitable for many investors. It is a highly speculative activity which involves a high degree of risk on the part of the purchaser of any put or call option. It is not unusual for the purchaser of an option to lose the entire premium he pays for the option because the price of the underlying security does not fluctuate in the direction the purchaser anticipated when he purchased the option.

     In general, the purchaser of a put option speculates that the price of the underlying security will fall below the exercise price of the option during the term of the option. He hopes to be able to "put" or deliver the security to the writer of the option in exchange for the exercise price of the option, thereby realizing a profit. If the price of the underlying security rises, or fails to fall sufficiently below the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

     In general, the purchaser of a call option speculates that the price of the underlying security will rise above the exercise price of the option during the term of the option. He hopes to be able to "call" upon the writer of the option to sell and deliver the underlying security of the option for the exercise price of the option, thereby realizing a profit. If the price of the underlying security falls, or fails to rise sufficiently above the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

     It is apparent that the purchaser of an option speculates not only that the price of the underlying security will move in the anticipated direction, but also that it will do so within the designated term of the option.

     These risks are even grater for the purchaser of a Gordon Limited Price Put or Call Option. As indicated throughout this Prospectus, Gordon Limited Price Options contain an Expiration Price as well as an Expiration Date. If the price of the underlying security of a Limited Price Option rises (in the case of a Limited Price Put Option) or falls (in the case of a Limited Price Call Option) to one of a series of pre-negotiated prices stated in the Option, the Option will expire even though the Expiration Date of the Option has not yet been reached. The Expiration Price provision compounds the purchaser's risk because the Option may expire even before its Expiration Date and will not be renewed by subsequent changes in the price of the underlying security which may occur prior to the stated Expiration Date.

     The rationale for the inclusion of the Expiration Price provision in every Gordon Limited Price Option is to moderate Gordon & Co.'s risk as the writer of the option, by releasing Gordon & Co. from its obligations under the option when the market price of the underlying security rises to or above the applicable expiration price of a put option, or falls to or below the applicable expiration price of a call option. For example, if the applicable expiration price of a call option is $46.25 per share and the exercise price is $50.00 per share, the option will expire when the underlying security trades at or below $46.25. Gordon & Co. will then be relieved of its obligation as writer of the option. But the purchaser of the option will lose his entire premium.

     Gordon Options do contain provisions which permit the purchaser to modify the exercise and expiration prices of any option which has not expired by paying an additional premium. If a purchaser desires to keep an option in force despite adverse movement in the price of the underlying security, he may do so by paying an additional premium.

                                  RISK FACTORS
     The risks associated with the purchase of Gordon Options are substantial. Any purchaser of a Gordon Option must be prepared and be able to afford to lose his entire investment in the option. This section of the prospectus discusses some of the most significant risks of trading in Gordon Options. Other risks are described throughout the prospectus.
     The examples used throughout this prospectus include the purchaser's transaction costs. The commission assumed to be paid on the purchase or sale of the underlying security is a hypothetical figure. It may vary from the actual commission because commissions are subject to negotiation between a customer and his broker. Tax considerations also play a significant role in evaluating an option transaction. The following examples do not take them into account.
     1. The purchaser of a Gordon Limited Price Option runs the risk of losing his entire investment any time after he purchases the Option because of the expiration price provision in the option.
     Every Gordon & Co. limited price put option provides that if the underlying security of the option sells at or above one of a stated series of decreasing prices (expiration prices) on a national securities exchange or the ask price on NASDAQ is at or above such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.
     Every Gordon & Co. limited price call option provides that if the underlying security of the option sells at or below one of a stated series of increasing prices (expiration prices) on a national securities exchange or the bid price on NASDAQ is at or below such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.
     Gordon & Co. and the purchaser of a Gordon Limited Price Option agreeon the applicable expiration prices of the option when the option is issued.
     The expiration price provision in Gordon Limited Price Options makes them a less desirable and more speculative option than a standardized or exchange-traded option. (See "Prospectus Summary".) No buyer should purchase a Limited Price Option if he can purchase a standardized option for a comparable premium.
     The likelihood of a Limited Price Option expiring before its expiration date because of its expiration price provision is greatly increased if the underlying security of the option is selling near the expiration price, is a volatile security and especially if it is a low priced security. As a general rule, in order for the purchase of an option to become a profitable investment, the price of the underlying security of the option (before it sells at a price which will cause the option to expire) must fall sufficiently below the exercise price in a put option, and must rise sufficiently above the exercise price in a call option, to cover the premium and transaction costs. Certain limited exceptions to this general rule are discussed at "Repurchase Agreement in Gordon Options".
     The risk of purchasing Gordon Limited Price Options is extremely great because of their expiration prices, and anyone purchasing such an option must expect to lose the amount paid for the option. Accordingly, no investor should commit any amount of money to the purchase of Limited Price Options unless he is able to withstand the loss of the entire amount so committed. Because the risks of options transactions generally, and of transactions in Gordon Options in particular, are so great, the rules of the National Association of Securities Dealers, Inc. ("NASD") of which Gordon & Co. is a member, impose special requirements on its members regarding the approval and suitability of customers for options trading. Gordon Options will be sold only to customers who have been approved by Gordon & Co. for options trading and who satisfy the rules of the NASD regarding customer suitability for options trading. Moreover, only customers who demonstrate to Gordon & Co. that they are extremely sophisticated investors capable of understanding and bearing the peculiar financial risks attendant on buying Gordon Options issued on standardized stock options or standardized index options will be approved by Gordon & Co. for buying those types of Gordon Options. See "Method of Buying Gordon Options".

     The risk of purchasing a limited price put option may be illustrated by comparing Investor A, who for a total deposit of $5,000 plus a $71.50 commission sells short 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share,* with Investor B who invests $5,100
(the premium) in a 6 month- 10 day limited price put option covering 800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of
     $53.75 during the first monthly term of the option, $53.00 during the second monthly term of the option, $52.25 during the third monthly term of the option, $51.50 during the fourth monthly term of the option, $50.75 during the fifth monthly term of the option, $50.00 during the last month-10 day term of the option.

     Both A and B anticipate a drop in the market price of XYZ, but should their expectations not be realized and XYZ rises in market price, A's loss would be different from B's. If XYZ rose in market price to $53.75 a share within 30 days after A had sold it short, (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his deposit will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ fall in price while he is still short the 100 shares of XYZ. On the other hand, if XYZ rose in market price to $53.75 a share any time within 30 days of Investor B's purchase of the limited price put option ($53.75 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.




---------
* This example, as well as all other examples in this prospectus, is based upon hypothetical values which are not necessarily indicative of the values in any actual transaction.

                          Summary of losses of A and B

                     (A Sells Short; B Purchases Put Option)

     A sells short 100 shares of XYZ and deposits.....................$5,000.00
     A pays a commission to sell stock short........................      71.50
     Total funds deposited and commission paid........................$5,071.50
     Stock rises in price to $53.75 a share
     A's paper loss is $3.75 a share x 100 shares....................$   375.00
     Plus commission paid to sell stock short.......................      71.50
     A's paper loss plus commission on transaction...................$   446.50
     B buys a put option on 800 shares of XYZ for.....................$5,100.00
     Stock rises in price to $53.75 a share (its expiration
       price).  Option expires and B receives........................      0.00
     B's loss on transaction..........................................$5,100.00

     The risk of purchasing a limited price call option may be illustrated by comparing Investor A, who for a total investment of $5,000 plus a $71.50 commission buys 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share, with Investor B who invests $5,100 (pays no commission) in a 6 month- 10 day limited price call option covering 800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of

     $46.25 during the first monthly term of the option,

     $47.00 during the second monthly term of the option,

     $47.75 during the third monthly term of the option,

     $48.50 during the fourth monthly term of the option,

     $49.25 during the fifth monthly term of the option,

     $50.00 during the last month-10 day term of the option.

     Both A and B anticipate a rise in the market price of XYZ, but should their expectations not be realized and XYZ fall in market price, A's loss would be different from B's. If XYZ fell in market price to $46.25 a share within 30 days after A had purchased it (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his investment will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ rise in price while he still owns the 100 shares of XYZ. On the other hand, if XYZ fell in market price to $46.25 a share any time within 30 days of Investor B's purchase of the limited price call option ($46.25 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.

                          Summary of losses of A and B

                  (A Purchases Stock; B Purchases Call Option)

     A buys 100 shares of XYZ.........................................$5,000.00
     A pays a commission to buy stock...............................      71.50
     A's total cost...................................................$5,071.50
     Stock falls in price to $46.25 a share
     A's paper loss is $3.75 a share x 100 shares....................$   375.00
     Plus commission paid to buy stock..............................      71.50
     A's paper loss plus commission on transaction...................$   446.50
     B buys a call option on 800 shares of XYZ for....................$5,100.00
     Stock falls in price to $46.25 a share (its expiration
       price).  Option expires and B receives......................        0.00
     B's loss on transaction..........................................$5,100.00

     These examples also apply to warrants, rights, units, bonds, U.S. Treasury securities and options if they were the underlying security of the option.

     In the above examples if XYZ was not listed on a national securities exchange but was quoted on NASDAQ and A and B had taken the same investment positions as they had in the above examples, the same results as set forth above would have taken place except:

         Investor A might not have paid the same commission.

         Investor B, in all likelihood, would have paid Gordon & Co. a larger premium when he purchased the put and call option. Gordon & Co. generally charges higher premiums for Gordon Options overlying securities quoted on NASDAQ because the market for such securities is often less liquid, deep and continuous than the market for securities traded on other national securities exchanges. B would have lost his entire investment in the put option if, during the first monthly term of the option, the quoted ask price for XYZ on NASDAQ was at or above $53.75 a share. Similarly, B would have lost his entire investment in the call option if, during the first monthly term of the option, the quoted bid price for XYZ on NASDAQ was at or below $46.25 a share.

     2. The term of a Gordon Option may be shortened by as much as one month- 10 days under certain circumstances because of a requirement that the expiration price during the last month of any option and during the last month- 10 days of a 6 month- 10 day Option or a 12 month- 10 day Option must equal the exercise price of the Option.
     The expiration prices of Gordon Limited Price Options are determined by agreement of the parties in a transaction with Gordon & Co. However, Gordon & Co. will issue Limited Price Options only when the buyer agrees that the expiration price of the option during the last month- 10 day term of a 6 month- 10 day option or of a 12 month- 10 day option will be at the exercise price of the option; or that during the final month of any other option the expiration price of the option will be at the exercise price of the option. This agreement will result in reducing the term of any option by as much as one month and will result in reducing the term of a 6 month- 10 day option or a 12 month- 10 day option by as much as one month- 10 days if the market price of the underlying security of the option is at the exercise price of the option at the beginning of the last month of an option or at the beginning of the last month- 10 days of a 6 month- 10 day or a 12 month- 10 day option.
     The effect of this agreement may be illustrated by referring to the "Typical Limited Price Options" at page 40. If the market price of XYZ is $50 a share (the exercise price) at any time after the fifth monthly term of the Typical Put or Call Option, either option expires.

     3. A Gordon Option written on an underlying option, warrant or right expires no later than the expiration date of the underlying option, warrant or right.
     When an option, warrant or right underlying a Gordon Option expires, the option, warrant or right becomes worthless. As a result, the Gordon Limited Price Option will automatically expire by virtue of its expiration price provision.
     4. Gordon & Co. assumes no obligation to notify the holder of a Gordon Limited Price Option that the market price of the underlying security is approaching the expiration price of the Option. Accordingly, the Option may expire without the prior knowledge of the purchaser or holder of the Option.
     Every purchaser of a Gordon Option assumes the risk that the market price of the underlying security may reach the applicable expiration price of the Option at any moment without knowledge of or notice to the holder of the Option. It is the responsibility of the holder of the Option - not of Gordon & Co. - to keep apprised of the market price of the security underlying a Gordon Option.
     5. Once a Gordon Limited Price Option expires by virtue of its expiration price provision it becomes worthless. It is not revived by subsequent fluctuation in the market price of the underlying security prior to the original expiration date of the Option.
     If a Gordon Option expires by virtue of its expiration price provision it no longer has any value. Even if the market price of the underlying security of the Option subsequently fluctuates in favor of the holder of the Option prior to the expiration date of the Option, the Option is not renewed. Once a Gordon Option expires, it is completely worthless.
     6. The holder of a Gordon Limited Price Option may not exercise an Option or require Gordon & Co. to repurchase an Option while the market for the underlying security is subject to a trading halt.
     The holder of a Gordon Option may not exercise the Option or require
Gordon & Co. to repurchase the Option while trading in the underlying security has been halted or suspended. Any trading halt or suspension does not extend any applicable expiration date. If such a halt is in effect on the final expiration date of the Option, the Option nevertheless expires on its stated expiration date. If trading in the underlying security resumes prior to the expiration date of an option at a price above the applicable expiration price of a Gordon Put Option or below the applicable expiration price of a Gordon Call Option, the Option will be deemed to have expired as of the date trading in the underlying security was resumed.
     7. No secondary market for Gordon Options currently exists nor is any such market expected to develop. A purchaser of a Gordon Option may be unable to realize the value of an option by selling it to anyone other than Gordon & Co. Gordon Limited Price Options written on standardized options or on standardized index options may not be transferred or exercised in any event. They may be resold only to Gordon & Co.
     8. The purchaser of a Gordon Option incurs the risk that Gordon & Co. may be financially unable to fulfill its obligation as issuer and writer of the Option.
     Gordon & Co. has been a writer of Limited Price Options since 1970. Although it has met all its obligations in the past as a writer of options, and expects to be able to meet all its obligations in the future as an issuer and/or writer of options because of its capital, (see "Financial Statements"), it may find itself without sufficient funds to repurchase options it issues. (See "The Back-Up System" at page 27.)

                          DESCRIPTION OF GORDON OPTIONS
     Gordon Limited Price Options are issued by Gordon & Co., a broker-dealer registered under the Securities Exchange Act of 1934. Every Limited Price Option issued by Gordon & Co. is registered under the Securities Act of 1933, and all purchasers of such options are entitled to the protection of that act. Purchasers of Limited Price Options are entitled to the protection of the applicable provisions of the Securities Exchange Act of 1934.
     The rights and obligations of Gordon & Co. and the holders of its options are set forth in written contracts issued by Gordon & Co. (See facsimiles of Limited Price Option contracts at pages 34 and 37.) This description of Gordon Limited Price Options is a summary thereof as in effect on the date of this Prospectus.

Terms of Options
     Every Limited Price Option indicates on its face whether it is a Limited Price Put Option or a Limited Price Call Option. It also states the date of the option contract, its number, its expiration date, the name and amount of the underlying security, the exercise price of the option, its expiration prices and the period of time during which each expiration price is applicable.
     The basic contractual rights and obligations of Gordon & Co. and the holders of its options are described in the Prospectus Summary. Generally speaking, a Limited Price Option is a contract which gives the holder the right (subject to certain exceptions described at "Limitations on Exercise, Transfer and Repurchase of Options" at page 17), commencing at the time the option is issued and expiring on the expiration date of the option or at such earlier time as the option expires pursuant to its expiration price provision, to sell to Gordon & Co. the underlying securities for the exercise price of a put option, or to purchase from Gordon & Co. the underlying securities upon payment of the exercise price of a call option, or in either case, to require Gordon & Co. to repurchase the option. (See "Repurchase Agreement in Gordon Options" at page 23).
     Every Limited Price Put Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the ask price on NASDAQ is at or above one of a stated series of decreasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.
     Every Limited Price Call Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the bid price on NASDAQ is at or below one of a stated series of increasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.

Parties to the Option Transaction
     The writer of every Gordon Limited Price Option is Gordon & Co. It is possible that Gordon & Co. may not have a short position in the underlying security when it writes a put option, or own the underlying security when it writes a call option in which event, it is a writer of a "naked option".
     Gordon & Co. is the issuer of every Gordon Option. Gordon & Co. is always obligated, upon the timely exercise of a put option, to pay the holder of the option the exercise price of the option against delivery of the underlying security of the option and, upon the timely exercise of a call option, to deliver to the holder of the option the underlying security of the option against payment of the exercise price of the option. Gordon & Co. is always obligated to repurchase the option in accordance with its terms.
(See  "Repurchase  Agreement in Gordon Options" at page 23.)

Exercise Price of Options
     All Limited Price Options issued by Gordon & Co. have an exercise price per share, warrant, right, unit, option or per bond equal to or approximating the market price of the underlying security at the time the option is issued. No options are issued by Gordon & Co. in which the exercise price is more than five per cent (5%) above or five per cent (5%) below the market price of the underlying security when the option is issued.

Renewal of Options
     Gordon Limited Price Options do not provide for renewal.

Expiration Prices of Options
     Gordon & Co. offers (subject to negotiation and change) to issue or write its 6 month-10 day, 9 month, and 12 month-10 day Limited Price Options with an exercise price at the market, with expiration prices ranging from 16 1/2% to 0% above (in the case of a put option) or below (in the case of a call option) the exercise price of its options provided that the premiums received for the options are premiums set forth in a schedule of premiums at page 30. Expiration prices of Gordon Limited Price Options written on standardized or index options are specially negotiated.
     The expiration prices of a Gordon Limited Price Put Option will be above, and the expiration prices of a Gordon Limited Price Call Option will be below the exercise price of the option when the option is issued by that percentage of such exercise price as is shown on the charts on pages 13 and 14 for the various periods of time during the term of the option.
     If the expiration prices as so computed are not evenly divisible by .125, they will be decreased in the case of a Limited Price Put Option and increased in the case of a Limited Price Call Option to the next 12 1/2 cents.


                   EXPIRATION PRICES OF LIMITED PRICE OPTIONS
     (Expressed as a percentage adjustment to the exercise price of the option. For Limited Price Put Options add the percentage shown to the exercise price. For Limited Price Call Options subtract the percentage shown from the exercise price).

       6 Month-10 Day Options                 9 Month Options                12 Month-10 Day Options
        ___________________                   _______________                  _____________________

      Period       Percentage of the     Period       Percentage of the      Period      Percentage of the
        of          Exercise Price         of          Exercise Price          of         Exercise Price
       Time          of the Option        Time          of the Option         Time         of the Option
    1st  month           7 1/2  %       1st month          12      %        1st month         16 1/2   %
    2nd  month           6      %       2nd month          10 1/2  %        2nd month         15       %
    3rd  month           4 1/2  %       3rd month           9      %        3rd month         13 1/2   %
    4th  month           3      %       4th month           7 1/2  %        4th month         12       %
    5th  month           1 1/2  %       5th month           6      %        5th month         10 1/2   %
    6th  month-                         6th month           4 1/2  %        6th month          9       %
     10  days            0      %       7th month           3      %        7th month          7 1/2   %
                                        8th month           1 1/2  %        8th month          6       %
                                        9th month           0      %        9th month          4 1/2   %
                                                                           10th month          3       %
                                                                           11th month          1 1/2   %
                                                                           12th month-
                                                                             10 days           0       %

    The computation of expiration prices of a Limited Price Put and Call Option may be illustrated as follows:
     A purchases a 6 month-10 day, 9 month or 12 month-10 day Limited Price Option on 100 shares of XYZ listed on a national securities exchange at $50 per share and pays a premium set forth on pp. 30-31. Gordon & Co. will issue a Limited Price Put or Call Option with an exercise price at $50 per share with the following monthly expiration prices:

     Monthly Expiration Prices of Listed Securities Selling for $50 a Share

                                 6 Month-10 Day Option        9 Month Option        12 Month-10 Day Option
Term of                            Put        Call            Put        Call          Put         Call
the Option                       Option      Option         Option      Option       Option       Option

 1st    month..................  $53.75      $46.25         $56.00      $44.00       $58.25       $41.75
 2nd    month..................   53.00       47.00          55.25       44.75        57.50        42.50
 3rd    month..................   52.25       47.75          54.50       45.50        56.75        43.25
 4th    month..................   51.50       48.50          53.75       46.25        56.00        44.00
 5th    month..................   50.75       49.25          53.00       47.00        55.25        44.75
 6th    month  -10 days........   50.00       50.00          52.25       47.75        54.50        45.50
 7th    month..................                              51.50       48.50        53.75        46.25
 8th    month..................                              50.75       49.25        53.00        47.00
 9th    month..................                              50.00       50.00        52.25        47.75
10th    month..................                                                       51.50        48.50
11th    month..................                                                       50.75        49.25
12th    month  -10 days........                                                       50.00        50.00

     These expiration prices apply to stocks, warrants, rights, units, bonds and U.S. Treasury securities. Expiration prices of Limited Price options on underlying options are specially negotiated. Expiration prices of Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

Repurchase of Gordon Limited Price Options
     Gordon & Co. is obligated by the express terms of every option it issues to repurchase the option from the holder at any time prior to its expiration for a price determined as set forth in the option and described in detail at "Repurchase Agreement in Gordon Options" at page 23. Certain exceptions to the obligation of Gordon & Co. to repurchase the options it issues are discussed at "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.

Modification of Terms of Options
     Gordon & Co. is further obligated by the express terms of every option it issues at the request of the holder of the option at any time prior to the expiration of the option, to increase the exercise and expiration prices of a put option, and decrease the exercise and expiration prices of a call option, as much (as many points) as the holder desires upon receipt of an appropriate premium. (See "Costs of Options Transactions" at page 29).

Premiums for Options
     The premiums for Gordon Limited Price Options, as well as their commencement dates, expiration dates, exercise prices, expiration prices and the periods of time to which they are applicable are all determined by agreement of the parties in transactions with Gordon & Co. and are all negotiable. The schedule of premiums at page 30 and of expiration prices at pages 13-14 are representative only and are always subject to negotiation and change. Some of the factors which bear upon the determination of the premium for an option are discussed at "Costs of Options Transactions" at page
29. The buyer of Gordon  Options always  negotiates  solely with Gordon & Co.

Some Differences between Gordon & Co. Options and Other Options

     Gordon Limited Price Options differ from other options in these major respects among others:

         1. Every Gordon Limited Price Option contains an expiration price provision which causes the option to expire before its stated expiration date (its stated term) if the underlying security of the option sells on a national securities exchange or is quoted on NASDAQ at one of a stated series of prices set forth in the option during the term of the option. (See pages 13 and 14).

         2. Gordon Limited Price Options provide the potential availability of a premium refund (subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 17) pursuant to the repurchase agreement provision which obligates Gordon & Co. to repurchase the option under certain circumstances any time before it expires. Gordon Options may not be exercised or submitted for repurchase while trading in the underlying security is halted. (See "Repurchase Agreement in Gordon Options" at 23).

         3. Gordon Limited Price Options are not traded on any exchange. The holder of a Limited Price Option should expect only to exercise it, sell it to Gordon & Co. or permit it to expire. There is no secondary market for Gordon Options and none is expected to develop. Gordon Limited Price Options do not provide the depth, liquidity and continuity of a secondary market provided by an option exchange. While it is theoretically possible for the holder of a Gordon Option to sell it to a third party, the holder may be unable to locate a purchaser or obtain a satisfactory price from anyone other than Gordon & Co. As previously noted, Gordon Options written on standardized stock options or on standardized index options may not be transferred or exercised in any event.

         4. Options issued by the Options Clearing Corporation are known as "Standardized Options" and are traded on several national securities exchanges. Standardized Options contain no expiration price.

         5. Gordon Limited Price Options provide that applicable expiration prices and exercise prices are decreased by the value of cash dividends on the date the underlying security goes ex-dividend. See discussion under "Adjustments in Terms" at pages 16-17.

         6. Gordon Limited Price Options may not be exercised nor may the repurchase of an option be required of Gordon & Co. while the market for the underlying security is subject to a trading halt even on the expiration date of the option. Standardized options are subject to more liberal rules. See the discussion under "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.

         7. Each of the options markets has established minimum requirements that must be met by underlying securities and issuers thereof in connection with their selection for options trading. Minimum requirements have also been fixed as maintenance standards for the continued listing of options previously selected which must be met by both the underlying securities and the issuers thereof. These requirements are, in part, designed to assure that underlying securities are widely held and actively traded, and they relate to such matters as the number of shares or other units of the underlying security outstanding and held by persons other than affiliates of the issuer, the number of shareholders, trading volume of the underlying security, and the market price of the underlying security. In addition, other standards relate to such matters as compliance by the issuer of the underlying security with the reporting requirements of the SEC, the past earnings history of such issuer and the absence of defaults by such issuer in meeting certain of its obligations. The options markets' criteria regarding underlying securities and the issuers thereof are subject to change.

     Gordon & Co. does not limit or restrict its Limited Price Put and Call Options to underlying securities and issuers thereof which meet the minimum requirements established by the options markets. Gordon Limited Price Options are written on most of the securities listed on national securities exchanges and on many securities quoted on NASDAQ. (See "Limitations on Option Purchases" at page 23).

     Other significant differences between Gordon Options and other options are discussed at "Adjustments in Terms" at pages 16-17; "Limitations on Exercise, Transfer and Repurchase of Options" at page 17; and "Exercise of Gordon Options" at page 26.

Adjustments in Terms

     The number of securities underlying Gordon Limited Price Options and the exercise price (striking price) and expiration prices are subject to adjustment in the event of dividends, distributions, stock splits, reverse splits, recapitalizations, reorganizations or similar activity by the issuer of the underlying security. If the underlying security of an option is a stock, these adjustments are as follows:
     1. (a) The contract striking price and expiration prices shall be reduced by the value of any cash dividend on the day the stock goes x-dividend. Options traded on national securities exchanges do not provide for these adjustments
to  reflect the declaration or payment  of  ordinary  cash   dividends.  Options
traded in the over-the-counter market may provide for adjustments similar to Gordon Options in this respect.
         For example, assume that A purchases a 6 month-10 day put option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $53.75 during the first monthly term of the option. Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 cash dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $53.75 to $51.75 per share during the firstmonthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial disadvantage to A, because of the declaration and payment of the dividend, is that A can deliver the underlying security of the option for only $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, only the excess, if any, between the adjusted applicable expiration price of $51.75 (instead of $53.75) per share, and the amount XYZ can be purchased for during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly reduced by $2 per share. (See "Repurchase Agreement in Gordon Options" at page 23).
         Now assume that A purchases a 6 month-10 day call option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $46.25 during the first monthly term of the option. Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $46.25 to $44.25 per share during the first monthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial advantage to A, because of the declaration and payment of the dividend, is that A can call for the underlying security of the option at $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, the excess, if any, between what XYZ can be sold for and the adjusted expiration price of $44.25 (instead of $46.25) per share, during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly increased by $2 per share. (See "Repurchase Agreement in Gordon Options" at page 23).
        (b) Where the underlying security of an option is entitled to rights and/or warrants the contract striking price and the expiration prices of the option shall be reduced by the value of same as fixed by the opening sale thereof on the day the stock sells ex-rights and/or warrants. If the underlying security is traded in the over-the-counter market and quoted on NASDAQ the opening sale will be determined by the opening ask price on NASDAQ in the case of a put option; and by the opening bid price on NASDAQ in the case of a call option.
     2. (a) In the event of stock splits, reverse splits or other similar actions by the issuer of the stock, warrant or unit, the option shall become an option for the equivalent in new securities when duly listed for trading, and the contract striking price and expiration prices shall not be reduced;
        (b) Stock dividends or the equivalent due-bills shall be attached to the stock, warrant or unit when and if the option is exercised, and the contract striking price and expiration prices shall not be reduced.

     If the underlying security of an option is a bond these adjustments are as follows:

         1. The contract striking price and expiration prices shall be reduced by the value of any interest on the date interest is paid.

         2. Upon exercise or election to require repurchase of the option, the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.

         3. If the underlying bond is called for redemption by the issuing corporation, wholly or in part, the option shall expire on the date fixed for redemption by the issuing corporation and the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.

Limitations on Exercise, Transfer and Repurchase of Options

     Gordon Limited Price Options may not be exercised or the repurchase of an option be required of Gordon & Co. while trading in the underlying security has been halted by governmental authority, by the Exchange where listed or by the NASD. Such a trading halt shall not extend the date on which an option expires or the dates on which expiration prices become applicable. If such a trading halt is in effect on the stated expiration date of an option, the option nevertheless expires on its stated expiration date. It should be noted that the rules of national securities exchanges listing options for trading state that an option is exercisable during the ten (10) days prior to and including its expiration date even if trading in the underlying security has been halted. There is authority to the effect that conventional options traded in the over-the-counter market may similarly be exercised on and prior to their expiration date under certain circumstances even if trading in the underlying security has been halted. In this respect, Gordon Options differ from Standardized Options.

     As previously indicated in this Prospectus, Gordon Limited Price Options written on underlying standardized stock options or on underlying standardized index options cannot be transferred or exercised. The only method by which the holder of such a Gordon Option can realize the value, if any, of that Option is by reselling the Option to Gordon & Co. pursuant to the repurchase provisions of the Option.

Position Limits

     Gordon & Co. has established limitations governing the maximum number of shares of stock, warrants, rights, units, options or bonds on which Gordon Limited Price Options will be issued and may be held by a single investor or group of investors acting in concert (regardless of whether the options are held in one or more accounts or through one or more brokers) and has established limits governing the amount of aggregate premium received for such options. Gordon & Co. will issue options contracts on no more than 100,000 shares of stock, 100,000 warrants, rights or units, $1,000,000 of bonds or 1,000 options covering the same underlying security and having the same expiration date up to a maximum of 200,000 shares of stock, 200,000 warrants, rights or units, $2,000,000 of bonds or 2,000 options covering the same underlying security regardless of the expiration date. In no event will Gordon & Co. issue options on the same underlying security if the premium received for such options exceeds $2,000,000.

     For purposes of calculating these osition Limits, both for Gordon & Co., as writer, and for buyers of Gordon Options, positions in Gordon Options will be aggregated with positions in standardized options.

Evidence of Option Contracts

     Gordon Limited Price Options are evidenced by option contracts issued by Gordon & Co. Gordon & Co. maintains daily records of all options it issues. The ownership of Limited Price Options is evidenced by possession of the option contracts. (See facsimiles of Limited Price Options at pages 34 and 37.) Gordon & Co. also furnishes confirmations and statements to every account for whom it sells and buys options. It is responsible for inaccuracies or omissions in confirmations and statements of account. The transfer of Gordon & Co.'s option contracts changes the ownership of the options.

Underlying Securities

     The underlying securities on which Gordon Limited Price Options are available are securities registered under the Securities Exchange Act of 1934 and are listed on national securities exchanges or quoted on NASDAQ, and, accordingly, the issuers of the underlying securities are subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934. Also, those stocks, warrants, bonds, rights, units or options which are listed on exchanges are subject to the listing agreement of the exchanges where listed and have satisfied the listing standards of that exchange. Issuers of the stocks, warrants, rights, units or bonds which underlie Gordon Options are all subject to the Securities and Exchange Commission (SEC) reporting requirements imposed by Sections 13 and 15(d) of the 1934 Act, including, but not limited to, the filing of periodic reports with the SEC and, in the case of issuers whose securities are listed on a national securities exchange, with one or more securities exchanges. Such reports include annual reports on Form 10-K as well as reports on Forms 10-Q and 8-K describing the business of the issuer and containing financial statements, quarterly financial reports and current reports of certain significant events. These materials are maintained for the last three fiscal years in the public files of the SEC and certain securities exchanges. Gordon & Co. will issue and write options on securities only if it appears from the SEC public files that the issuer of the security is in compliance with SEC reporting and other requirements.
Gordon & Co. makes a diligent effort, prior to writing an option, to determine that the issuer of the underlying security is not delinquent in its filings. A list of securities on which Gordon & Co. Limited Price Options are available may be obtained at the offices of Gordon & Co. Gordon & Co. also issues options on United States Government Securities.

     Gordon & Co. generally issues an option on a security only if the security has a price of $5 or more if a stock, warrant or option or $250 or more if a bond, as determined by reference to: (1) the closing price on the principal national securities exchange on which the security is listed on the last day on which a sale occurred on such exchange, or (2) if the security is not so listed, the closing best bid on the preceding business day on NASDAQ. However, Gordon & Co. reserves the right to deviate from this policy at any time.

     Gordon & Co. will issue an option on a security quoted on NASDAQ but not listed on a national securities exchange only if, at the time the option is issued, there are two or more dealers (market makers) standing willing to, and who do in fact, make a market in such security including making regular published bona fide bids and offers for such security for their own accounts.

     Historical price and volume information concerning underlying securities may be significant in evaluating options transactions. This information is available through various financial publications, in the financial press and elsewhere.

     Upon request at or prior to any option transaction, Gordon & Co. will furnish the buyers of its Limited Price Options, simultaneously with the written confirmation of the transaction (generally on the same day or within twenty-four hours of the time the transaction is executed), with a disclosure statement, substantially in the form set forth on pages 38-39, containing the following information applicable to the underlying security unless the security underlying the option is a security authorized for trading on the Listed Options Exchanges, or unless the underlying security is exempt under the 1933 Act:

         (a) The identity of the issuer and the number of shares outstanding at the end of its last fiscal year;

         (b) The exchange where the security is traded or an indication that it is traded over-the-counter;

         (c) The sales/revenues and earnings per share of the issuer for the past three fiscal years;

         (d) The quarterly high and low sales prices (or bid prices) of the underlying security and the dividends paid or declared quarterly for the last two fiscal years; and

         (e) The volume of trading in the underlying security on the primary market where the security is traded for the four weeks (ending on Friday) preceding the date of the transaction and the average volume of trading in such primary market during those four weeks.


(The remainder this page is intentionally left blank. The Prospectus continues on Page 20.)

                              BUYING GORDON OPTIONS

Purposes and Risks

     There are a number of possible uses of Gordon Limited Price Options by buyers (holders). Each of these uses involves risks in varying degrees, and not every use is suitable for every investor. Some uses of options and attendant risks are illustrated below. As before, tax consequences are not considered in these descriptions but are significant in determining the net gain or loss in options transactions.
     It must be noted that all of the purposes served by Gordon Limited Price Options are also served by standardized options traded on national securities exchanges as well as by certain other options which may be available on the over-the-counter market, ("Over-the-Counter-Options"). Over-the-Counter-Options and standardized options do not contain the expiration price provision found in Gordon Limited Price Options. Accordingly, Over-the-Counter-Options and standardized options give the holder an opportunity to wait-out a favorable movement in the price of the underlying security over the entire term of the option, whereas a Gordon Limited Price Option will expire prior to its expiration date if the underlying security sells at or is quoted at the applicable expiration price.
     For this reason, Gordon Limited Price Options are more speculative investments and involve a greater degree of risk than standardized options or most Over-the-Counter-Options. No purchaser should buy a Gordon Limited Price Option if he can purchase a Standardized Option or an Over-the-Counter-Option on the same securities for an equivalent premium.
     On the other hand, Over-the-Counter-Options are not always readily available especially on large blocks of securities. Standardized options are available at the present time only on a selected group of securities. Gordon Options are generally readily available to sophisticated stock market investors, speculators and traders in large quantity on all securities listed on a national securities exchange or quoted on NASDAQ subject to certain conditions discussed at "Underlying Securities" at page 18, "Position Limits" at page 17, "Limitations on Option Purchases" at page 23, and "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.
     Limited Price Options have been available from time to time from issuers other than Gordon & Co. Gordon & Co. is presently aware of the current availability of limited price options from other issuers, and prospective buyers of Gordon Options should be advised that limited price options may be available from issuers other than Gordon & Co. on terms more favorable to the buyer. For example, not all broker-dealers who have sold limited price options have used the same formula as Gordon & Co. when computing premium refunds. Some broker-dealers who have sold limited price options have computed premium refunds in certain instances on a basis more favorable to the holder of the option than the basis of computation presently employed by Gordon & Co. Accordingly, no prospective buyer should purchase a Gordon Option without investigating the current availability of other limited price options and should not purchase a Gordon Option if he can purchase a similar option on more favorable terms for a comparable premium.
1. Using Options for Leverage Potential. Because a limited price put option premium is considerably less than the cost of selling short the underlying security, and a limited price call option premium is considerably less than the cost of purchasing the underlying security, a given amount of funds may purchase options covering a much larger quantity of securities than could be sold short or purchased directly. By so leveraging his funds, the purchaser of options is able to benefit from any decreases in the price of the underlying security in a put option, and any increases in the price of the underlying security in a call option, to a considerably greater extent than had he sold short or purchased the security outright. However, if the option is not exercised or sold while it has a remaining value, and if the value of the underlying security has not decreased in a put option or increased in a call option during the life of the option (before it expires because of its expiration date or expiration price provision), the option purchaser will lose his entire investment, whereas had he sold short or purchased the security directly, he might have had no loss or only a paper loss.
     Further, except when the value of the remaining life of an option may be realized by selling it, for an option purchase to be profitable, the underlying security must depreciate in value in a put option and appreciate in value in a call option by more than the total premium paid in connection with the purchase and sale (or exercise) of the option. For example, if a limited price put option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being above the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must decrease below $43.375 (the $6.625 decrease will cover the premium). Also, for example, if a limited price call option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being below the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must increase to $56.625 (the $6.625 increase will cover the premium). Accordingly, this use of options is extremely speculative, especially because of the expiration price provision of Gordon Limited Price Options, and is unsuitable for investors who do not have the financial capacity to withstand large losses.
     2. Using Options as an Alternative to Selling Short or Investing in the Underlying Security. This use of options assumes an investor who anticipates a drop or rise in the price of XYZ stock but does not think it prudent to expose himself to the risk of a severe price rise by selling XYZ short or to the risk of a severe price decline by buying XYZ outright. Through the purchase of a put option on 100 shares of XYZ as an alternative to the short sale or, through the purchase of a call option on 100 shares of XYZ as an alternative to the outright purchase of 100 shares of the stock, the investor may put himself in a position to realize the hoped for profit (less the premium paid for the option) and to limit his losses to the premium should the stock increase in value in a put option and decline in value in a call option. This use of options anticipates the investment of the entire difference between the cost of the option and the short sale price or cost of the stock in a relatively risk-free manner (such as a savings account or Treasury bills), the income from which helps offset the cost of the option. (To the extent that an investor departs from this risk limiting use of options by failing to invest in a relatively risk-free manner the entire difference between the cost of the option and the short sale selling price of the stock in a put option and the cost of the stock in a call option, the option investment becomes more of a leverage device as described under example 1above, and the investor becomes subject to the risks specified thereunder).
     Although generally considered to be among the more conservative uses of option buying, the use of options described in this example 2 still involves significant risks that are not present in an ordinary short sale or stock purchase. Unlike the stock investor, the option purchaser must not only predict whether the price of the stock is going to fall or rise, but when it will fall or rise. If the stock price does not fall below in a put option, or rise above in a call option, the exercise price during the life of the option, the option purchaser will lose his entire option investment
(unless he is able to recover a portion f the premium in an option repurchase transaction), whereas the stock investor will have suffered only a paper loss until he chooses to buy in the stock he is short or sell the stock he owns. Thus, an option investor does not have the choice of "waiting out" an unexpected upturn or downturn in the stock price beyond the expiration of the option. Obviously, the shorter the term of the option, the greater is this risk. It should be emphasized that this risk is increased by the expiration price provision of Gordon Limited Price Options.
     Further, the very security which might be considered more conservative from the standpoint of a direct short sale or purchase could be more risky as an option investment. For example, a stable security might be considered a safer investment than a more volatile security because its price is less likely to rise or fall, but the same stability factor also means that a security with a stable price is less likely to fall significantly in a put option or rise significantly in a call option during the relatively short duration of an option. If the underlying security price does not fall in a put option or rise in a call option during that period, the option holder stands to lose his entire investment in the option.

     The above enumeration of certain purposes and risks of buying options does not purport to be inclusive; there are other uses that may involve greater or lesser degrees of risk than stated above. Further, because of the repurchase agreement of Gordon Limited Price Options, the holder of an option may sell it to Gordon & Co. Such sale transactions permit additional uses which are discussed at page 23. No investor should undertake any transaction in options unless he thoroughly understands the mechanics and risks involved and is financially able to bear the risks.
     It must be noted that the operation of the expiration price provision of Gordon Limited Price Options may cause any such option to expire at any time after it is purchased by virtue of fluctuation in the market price of the underlying security. A Gordon Limited Price Option may expire without the knowledge of the buyer or holder of such option. Gordon & Co. assumes no obligation to notify the buyer or holder of any Gordon Limited Price Option that the market price of the underlying security is approaching the expiration price of the option. Once a Gordon Limited Price Option expires by virtue of its expiration price provision, it becomes worthless. Subsequent fluctuation in the market price of the underlying security prior to the expiration date of the option does not revive the option.

Method of Buying Gordon Options
     Gordon Limited Price Options may be purchased by placing an order with a broker or directly with Gordon & Co. An order should specify the premium being offered, the underlying security and the quantity thereof, the expiration date, the exercise price, and the expiration prices and the periods of time to which they are applicable. The order may be accepted or rejected by Gordon & Co., or negotiation may occur concerning the premium, exercise price, expiration prices and other terms of the option. As stated at pages 13-14, the charts indicating premiums and expiration prices of Gordon Options included in this prospectus are illustrative only, and are always subject to negotiation.
     Gordon & Co. generally issues only offsetting put options and covered call options with an exercise price equal to the market price of the underlying security when the option is issued. Promptly upon receipt of a customer's order and agreement on the terms of the Gordon Limited Price Option to be issued Gordon sells (if a put option) or purchases (if a call option) the underlying security through a securities broker. The price at which the underlying security is positioned by Gordon & Co. determines the exercise price of the Gordon Option and directly affects the amount of the premium for the option. Accordingly, a customer should instruct Gordon &
Co. when he places his order whether Gordon should position the underlying security by issuing a market order, a limit order or some other form of contingency order.
     In those rare instances when Gordon elects to issue a naked option, Gordon sells, as promptly as applicable short selling regulations permit, and simultaneously purchases (if a naked put option) or purchases and simultaneously sells (if a naked call option) the underlying security. The actual price which Gordon & Co. receives on the sale of the underlying security of a naked put option, or the actual price which Gordon & Co. pays for the underlying security of a naked call option determines the exercise price of the Gordon Option issued to the customer and directly affects the amount of the premium for the option.
     When Gordon & Co. and the customer agree on the premium and other terms of the Limited Price Option and the exercise price of the option is established according to the procedures herein described a trade binding on the parties results.
     The buyer, or his broker, is required to pay the premium to Gordon & Co. prior to 3:30 P.M. Eastern Time of the fifth business day after the date on which the trade is accepted by Gordon & Co. On receipt of the premium
Gordon & Co. issues the option contract. An option cannot be exercised or resold until the premium is paid. If payment is not received within the required time, the option transaction will be cancelled without prejudice to Gordon & Co.'s right to recover the amount of the agreed premium. An option cannot be modified unless the modification premium has been received by Gordon & Co. prior to the effective date of the modification.

     Gordon & Co. reserves the right to sell Limited Price Options only to buyers determined by Gordon & Co. to be sophisticated stock market investors, traders and speculators. These buyers must satisfy Gordon & Co. that they have complete comprehension of the mechanics and risks involved in trading in options, especially Limited Price Options, and have the financial resources to enable them to bear the risk of trading in such options. As previously stated under "Risk Factors" at page 7, the NASD imposes special disclosure and suitability rules for customers who engage in options trading. Gordon & Co. sells Gordon Options only to purchasers who satisfy the options disclosure and suitability requirements imposed by the NASD. Moreover, Gordon & Co. will sell Gordon Options written on standardized stock options or on standardized index options only to extremely sophisticated investors who demonstrate a clear understanding of and ability to bear the unusual risks attendant in a derivative instrument written on another derivative instrument
     Gordon & Co. determines the suitability of option buyers by requiring each prospective buyer to submit asigned written application to open an account with Gordon & Co. The applicant is required to disclose his full name, age, marital status, number of dependents, home and business addresses and telephone numbers, name of employer and position held, bank references, stockbroker reference, taxpayer identification number, date of birth, annual income, net worth, investment experience and knowledge, and investment objectives.
     An authorized representative of Gordon & Co. analyzes each application and determines whether the applicant is suitable for option trading before any transaction is consummated.

Limitations on Option Purchases
     Gordon & Co. has established position limits governing the maximum number of shares of stock, warrants, bonds or options on which Gordon Limited Price Options may be held by a single investor or group of investors acting in concert and the amount of the aggregate premiums received for such options. Gordon & Co. generally refrains from issuing options if the underlying security of an option has a closing market price or bid price of less than $5 per share or per option or $250 per bond. (See "Position Limits" at page 17.)

                     REPURCHASE AGREEMENT IN GORDON OPTIONS

General
     As mentioned at pages 14 and 15 in this prospectus, the repurchase agreement in Gordon Limited Price Options permits investors with existing positions as holders of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 17, to liquidate their positions by selling their options to Gordon & Co.
     A holder (bearer) of a Limited Price Option who desires to sell his option to Gordon & Co. must present the option and notify Gordon & Co. that he elects to require Gordon & Co. to repurchase the option. This must be done before the option expires. The holder may give this notice orally or in writing when he presents the option to Gordon & Co. Upon receipt of the option and notice, Gordon & Co. will offer to purchase or sell the underlying security in accordance with the terms of the notice. Upon the purchase or sale of the underlying security, Gordon & Co. will pay the holder of the option the repurchase price calculated in accordance with the method set forth under "Liquidating Sales Transactions" below. If Gordon & Co. cannot purchase or sell the underlying security of the option because a trading halt on the underlying security imposed by governmental authority, by the exchange where the security is listed, or by the NASD, is in effect, Gordon & Co.'s obligation to repurchase the option ceases under the repurchase agreement of the option, unless trading in the underlying security resumes before the expiration date of the option. (See Paragraph 5 in Facsimiles of Limited Price Options at pages 34 and 37.)

Liquidating Sale Transactions
     The repurchase agreement in Gordon Limited Price Options is available to the holder of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise,

Transfer and Repurchase of Options" at page 17, up to the time the options expire by virtue of their expiration date or expiration price provision. The repurchase price for a put option is the amount by which the applicable expiration price of the put option is above the price Gordon & Co. pays to purchase the underlying security when the holder of the put option requests its repurchase. The repurchase price for a call option is the amount by which the applicable expiration price of the call option is below the price
Gordon & Co. receives on the sale of the underlying security when the holder of the call option requests its repurchase. The repurchase price for a put or call option is reduced by the amount, if any, by which the commission paid to purchase or sell the underlying security when the holder of the option requests its repurchase, exceeds the commission paid to sell short or purchase the underlying security at the time the option was issued.
     In order to require the repurchase by Gordon & Co. of a Limited Price Put Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.
     In order to require the repurchase by Gordon & Co. of a Limited Price Call Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.
     The holder (bearer) of the option cannot exercise or require its repurchase while trading in the underlying security of the option has been halted by governmental authority, by the exchange where listed, or by the NASD. Such a trading halt shall not extend the date on which the option expires or the dates on which the expiration prices become applicable. If such a trading halt is in effect on the expiration date of the option, the option nevertheless expires on its expiration date.
     The holders of Gordon Limited Price Options may save stock brokerage commissions when they resell their options to Gordon & Co. instead of exercising them, and in certain instances, receive a portion of the premium they paid for the options by obtaining the spread, if any, between the expiration price (not the striking price) and the current market price of the security underlying the options.
     For example, a holder might have purchased the typical limited price put option described at "Typical Limited Price Options" (page 40) for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $45 (and it had not risen during said period of time to $53.75). By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is purchased by Gordon & Co. at $45), this sum being the difference between the first month expiration price of $53.75 (not the striking price of $50) and the purchase price of the underlying stock at $45. The profit made by selling the option in this transaction would be $212.50 ($875 less the $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to buy-in XYZ over the commission it paid to sell XYZ short at the time the option was written.
     Again, for example, a holder might have purchased the typical limited price call option described at "Typical Limited Price Options" (page 40) for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $55 (and had not fallen during said period of time to $46.25). By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is sold by Gordon & Co. at $55), this sum being the difference between the expiration price of $46.25 (not the striking price of $50) and the sale price of the underlying stock at $55. The profit made by selling the option in this transaction would be $212.50 ($875 less $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to sell XYZ over the commission it paid to purchase XYZ at the time the option was written.

     When the holder of a limited price option makes a timely request upon Gordon & Co. to repurchase the option, Gordon & Co. immediately places a market order for the purchase of the underlying security of a put option (whether it is an offsetting put option or a naked put option) or for the sale of the underlying security of a covered call option and utilizes its best efforts to effect a prompt and expeditious purchase or sale of the underlying security. The actual purchase price of the securities underlying a put option or the actual sales price of the securities underlying a covered call option is used to calculate the repurchase price of the Gordon Option as explained above. If the option is a naked call option Gordon & Co. immediately places a market order for the purchase and simultaneous sale of the underlying security of the naked call option and utilizes its best efforts to effect a prompt and expeditious purchase and sale of the underlying security. The actual sale price of the underlying security is used to compute the repurchase price exactly as if the call option had been a covered call option.
Gordon & Co. may be legally responsible to the holder of the option for negligence inexecuting the transaction.

Moderation of Buyer's Risks

     In appropriate circumstances, the buyers of options may be able to limit their losses by closing out theirposition in options prior to their expiration, pursuant to the Repurchase Agreement in Gordon Options. Although the repurchase agreement may assist buyers of Gordon Limited Price Options in limiting their losses, there can be no assurance that the repurchase agreement will be applicable to any particular option because of a lack of a market to buy or sell the underlying security of the option, a rapid price fluctuation in the market price of the underlying security, or the possibility that a trading halt on an underlying security may eliminate the buyer's right to require Gordon & Co. to repurchase the option. (See "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.)

     The moderation of the buyer's risk in purchasing a limited price put option may be illustrated as follows:

     A purchases the typical limited price put option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

     Instead of falling in price as A anticipated, the market price of XYZ fluctuates between $47 and $51 a share, and is selling at $50 a share three weeks after he purchases the put option. A desires to liquidate his investment of $662.50 in the put option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $53.75 is above the price at which Gordon & Co. can purchase 100 shares of XYZ. If Gordon & Co. purchases 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the put option (expiration price of $53.75 less $50 purchase price). A could realize no gain if he exercised his put option and delivered 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he owned the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreement of the option.

     The moderation of the buyer's risk in purchasing a limited price call option may be illustrated as follows:

     A purchases the typical limited price call option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

     Instead of rising in price as A anticipated, the market price of XYZ fluctuates between $53 and $49 a share, and is selling at $50 a share three weeks after he purchases the call option. A desires to liquidate his investment of $662.50 in the call option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $46.25 is below the price at which Gordon & Co. can sell 100 shares of XYZ. If Gordon & Co. sells 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the call option ($50 purchase price less expiration price of $46.25). A could realize no gain if he exercised his call option and called for 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he wanted to own the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreementof the option.

     A's loss on his investment in both of the above examples is moderated by the amount A received on the sale of his option.

         Restatement of buyer's moderation of loss in the above examples

            Paid for option............................................$662.50
            Realized on sale of option................................  375.00
            Loss on option transaction.................................$287.50

     A would have lost his entire investment if he exercised either of the above options when the market price of the underlying security was $50.

     All that has been stated in the examples set forth above would apply to warrants, rights, units, options and bonds if they were the underlying security of the option and would apply if XYZ was listed on a national securities exchange or quoted on NASDAQ.


                           EXERCISE OF GORDON OPTIONS

General

     Except as limited in the following sentence, a Gordon Limited Price Option may be exercised by the timely submission to Gordon & Co. of the option with an oral or written notice of exercise, together with the underlying security of a put option or payment of the exercise price of a call option. As noted under Exercise of Options at page 5, Gordon Options written on standardized stock options or on standardized index options can not be exercised. They can be only resold to Gordon & Co. under the terms of the Repurchase Agreement contained therein.

     In order to exercise a limited price put option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed, at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.

     In order to exercise a limited price call option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.

     The expiration date of every Gordon Option is calculated to fall on a business day on which the market for the underlying security is open for trading. If, by some oversight or inadvertence, the expiration date of a Gordon Option falls on a day other than such a business day, then the option does not expire until 3:15 P.M. Eastern Time on the next business day on which the market for the underlying security is open for trading.

     In no event may any Gordon Option be exercised after it has expired either by virtue of its expiration date or expiration price provision. When a Gordon Option has expired, it has no further value.

Tender of Exercise Notice

     Gordon & Co. assumes no responsibility for the timely or proper tender to it of the exercise notice and option. If an option is not properly exercised (or tendered for repurchase by Gordon & Co. pursuant to the repurchase agreement in the option discussed at page 23) prior to its expiration, it will become worthless.

     Every tender of an exercise notice and option to Gordon & Co. is irrevocable.

Payment and Delivery

     Gordon & Co. will pay the striking price of a put option, and deliver the underlying security in a call option, within five business days of the timely submission of an exercise notice, delivery of the option, and delivery of the underlying security in a put option, and payment of the exercise price in a call option.

     It should be noted that when the holder of a standardized option exercises the option, unless a firm has a house rule to the contrary, the holder is not required to pay the exercise price until five business days later when he should also receive delivery of the underlying security of a call option or receive the exercise price of a put option.

     In this respect, standardized options are different from Gordon Options which require the holder to pay the exercise price of a call option, or deliver the underlying security of a put option, at the time the holder exercises the option, even though Gordon & Co. is not obligated to deliver the underlying security of the call option or pay the exercise price of a put option until five business days after the option is exercised.

     Upon the payment of the exercise price of a put option, and delivery of the underlying security in a call option, to the holder or his broker, the obligation of Gordon & Co. under the option will be completely discharged.

Remedies

     If Gordon & Co. does not pay the striking price on the exercise of a put option, or deliver the underlying security on the exercise of a call option, on or before the settlement date, the holder may sell the underlying security in a put option or buy the underlying security in a call option. Gordon & Co. is obligated to pay the holder of a put option any amount by which the price obtained for the underlying security was less than the exercise price of the put option; and to pay the holder of a call option any amount by which the price paid for the underlying security exceeded the exercise price of the call option.

The Back-Up System

     The mechanics of trading in Gordon Limited Price Options and the settlement procedures of Gordon & Co. are designed so that for every outstanding option, Gordon & Co. has undertaken to perform the obligations of the option in the event of an exercise of the option. As a result, no matter how many options may be outstanding at any time with respect to a particular underlying security Gordon & Co. is always obligated to perform each option.

     Once an exercise notice is given and delivery of the option is made by the holder to Gordon & Co., and the underlying security is tendered to Gordon & Co. in a put option, or payment of the exercise price is tendered to Gordon & Co. in a call option, Gordon & Co. is contractually obligated to perform the obligation of the option in accordance with its terms.
Gordon & Co.'s obligation is secured by margin which ordon & Co. segregates, maintains and holds to secure the performance of the option.

     I. Gordon & Co.'s Net Capital. Gordon & Co. issues limited price options only if it has at least the net capital required by law. Gordon & Co. will not permit the withdrawal of any funds from any subordinated loan account or from the account of any partner if the effect of such withdrawal or payment would be to reduce its net capital below such required amount.

     Gordon & Co. will furnish semi-annually to the holder of each outstanding option a balance sheet which includes a detailed computation of its net capital. The financial books and records of Gordon & Co. will be audited at least once annually by independent certified public accountants and a report of such audit will be furnished to each holder of outstanding Gordon Limited Price Options and to the SEC.

     II. Gordon & Co. Margin Deposits. When Gordon & Co. issues an option, Gordon & Co. segregates as margin, cash or Treasury bills or the underlying security (or, in certain cases, a security exchangeable for or convertible into the underlying security) by 9:30 A.M.on the day after the option is issued.

     III. Gordon & Co.'s Lien. Gordon & Co. has a lien on all options, other securities, margins and funds maintained in each customer's account with Gordon & Co. If any customer does not perform its obligations to Gordon & Co., the assets in the customer's account with Gordon & Co. may be sold or converted to cash by Gordon & Co. and the proceeds applied to the performance of the customer's obligation as a buyer of Gordon Limited Price Options. The customer is obligated to pay Gordon & Co. any deficiency between the amount of the customer's obligation to Gordon & Co. and the amount Gordon & Co. receives from the liquidation of the customer's account.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Federal income tax considerations are important in evaluating option transactions. Any investor considering the purchase of a Gordon Limited Price Put or Call Option should consult with his tax advisor as to how taxes may affect the outcome of a particular contemplated option transaction.

     Gordon & Co. has obtained private rulings from the Internal Revenue Service with respect to material federal income tax consequences to buyers of Gordon Options. The specific circumstances of a particular transaction and of any particular taxpayer may impact the resulting tax consequences so it is not possible to provide information with respect to the federal income tax treatment of every conceivable option transaction. These rulings are set forth below and they are based on the assumption that the options are capital assets of the holder of the option.

     1. The cost of a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is a nondeductible capital expenditure.

     2. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is sold prior to exercise, any gain or loss recognized by the holder constitutes capital gain or loss and is short-term or long-term, depending on the holding period of the call or the put.

     3. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is allowed to expire without exercise, the expiration is treated as a sale or exchange of such option on the expiration date. The resulting loss is a capital loss and is short-term or long-term, depending on the holding period of the option.

     4. If a Gordon Limited Price Call Option is exercised, its cost is added to the basis of the stock purchased.

     5. If a Gordon Limited Price Put Option is exercised, its cost reduces the amount realized on the sale of the underlying stock in determining gain or loss. Such gain or loss is capital gain or loss and is short-term or long-term, depending on the holding period of the stock involved.

     6. For purposes of section 1233(b) of the Internal Revenue Code (the "Code"), the acquisition of a Gordon Limited Price Put Option constitutes a short sale and the exercise, sale or expiration of the put is a closing of the short sale. If the put is acquired at a time when the underlying stock has been held for less than the holding period required for long-term capital gain purposes or if shares of the underlying security are acquired after acquisition of the Put Option and before its exercise, sale or expiration, any gain on exercise, sale or expiration of the Put Option is short-term capital gain, and the holding period of the underlying security begins to run on the earliest of (1) the date such security is disposed of, (2) the date the Put Option is exercised, (3) the date the Put Option is sold or (4) the date the Put Option expires.

     7. If a Gordon Put Option and securities identified to be used in its exercise are acquired on the same day, the acquisition of the Put Option does not constitute a short sale for purposes of section 1233(b) of the Code. If the Put Option is exercised and if the identified securities are delivered pursuant to the exercise, the premium paid for the Put Option reduces the amount realized on the sale. If the Put Option is not exercised, the premium paid for the Put Option is added to the basis of the identified securities.

     These private tax rulings may not preclude the Internal Revenue Service from making adjustments in the tax return of individual investors with respect to transactions in Gordon Options depending on the particular facts applicable to a specific transaction or to a specific taxpayer. Current laws, regulations, rulings, decisions and policies of the Internal Revenue Service are subject to change at any time.

     State income tax considerations may also be significant. No attempt is made to explain them here. Nothing herein is to be construed as tax advice with respect either to federal or state tax considerations.

                          COSTS OF OPTIONS TRANSACTIONS

     The price which a buyer pays to purchase a Gordon Option is known as a "premium". The amount of the premium for a particular option is determined by agreement of the parties to the transaction. The premium depends upon such factors as the market price and the quantity of the underlying security involved in the transaction, the identity of the issuer of the underlying security, the volatility of the underlying security, the term of the option, the difference, if any, between the exercise price and the market price of the underlying security, the expiration prices and dates to which they are applicable, the commission cost involved in positioning and disposing of the underlying security, whether the underlying security is traded on a national securities exchange or quoted on NASDAQ, and the premium at which a conventional or standardized option on the same underlying security is available.

     Gordon & Co. offers its 6 month-10 day, 9 month and 12 month-10 day limited price options for premiums (subject to negotiation and change) ranging from 11 1/2% to 30% of the market value of the underlying security when the security is traded on a national securities exchange and for premiums ranging from 15 1/2% to 40% of the market value of the underlying security when the security is quoted on NASDAQ. Premiums for Limited Price Options on underlying options are specially negotiated.

     The premiums are paid to Gordon & Co.

     Gordon & Co. may purchase or sell the securities underlying an option through a broker who has referred the option buyer to Gordon & Co. The referring broker will receive a commission from Gordon & Co. for executing transactions in the underlying securities. No additional fee or other form of compensation is paid to the referring broker by Gordon & Co.

     Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities listed on a national securities exchange, with exercise prices equivalent to the market price of the underlying security at the time the options are issued, are $12.50 per 100 shares of stock, 100 warrants, rights or units or 10 bonds plus the percentages of the market price of the underlying securities set forth below.

     All premiums are adjusted to the next highest 12 1/2 cents if on being computed the figures following the decimal point are not evenly divisible by ..125.

                 PREMIUMS ON LIMITED PRICE PUT AND CALL OPTIONS
   (Expressed as a percentage of the market price of the underlying security)

                OPTIONS ON 1,000 SHARES OR MORE OF LISTED STOCK,
                  1,000 WARRANTS, RIGHTS OR UNITS OR 100 BONDS

                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9.875              not available             not available               25  1/2  %
   10  to   14.875              not available             not available               23       %
   15  to   24.875              not available               18        %               22  1/2  %
   25  to   39.875                12  1/2  %                17        %               21  1/2  %
   40  to   74.875                11  1/2  %                16        %               20  1/2  %
   75  to  149.875                11       %                15   1/2  %               20       %
  150  and    up                  10  1/2  %                15        %               19  1/2  %


                                   OPTIONS ON 500 TO 900 SHARES OF LISTED STOCK,
                              500 TO 900 WARRANTS, RIGHTS OR UNITS OR 50 TO 90 BONDS


                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9.875              not available             not available26                 %
   10  to   14.875              not available             not available23             1/2 %
   15  to   24.875              not available               18         %              22  1/2  %
   25  to   39.875                13        %               17   1/2   %              22       %
   40  to   74.875                12  1/2   %               17         %              21  1/2  %
   75  to  149.875                11  1/2   %               16         %              20  1/2  %
  150  and    up                  11        %               15   1/2   %              20       %


                                 OPTIONS ON LESS THAN 500 SHARES OF LISTED STOCK,
                                     500 WARRANTS, RIGHTS OR UNITS OR 50 BONDS


                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9.875              not available             not available27             1/2 %
   10  to   14.875              not available             not available25                 %
   15  to   24.875              not available               19   1/2   %              24       %
   25  to   39.875                14        %               18   1/2   %              23       %
   40  to   74.875                13        %               17   1/2   %              22       %
   75  to  149.875                12  1/2   %               17         %              21  1/2  %
  150  and    up                  12        %               16   1/2   %              21       %

     Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities quoted on NASDAQ are 33 1/3% more than the premiums on securities quoted on a national securities exchange.

     Premiums for Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

     Prior to the expiration of any limited price option it has issued, Gordon & Co. will increase the exercise and expiration prices in a put option, and decrease the exercise and expiration prices in a call option, as much (as many points) as the holder desires, upon the receipt from the holder of a premium of $1.0625 per share of stock or per warrant, right or unit; $10.625 per bond; and $106.25 per underlying option for each point the exercise and expiration prices of the option are increased or decreased.

     Except for the premiums discussed herein, Gordon & Co. makes no charge to the buyer or holder of a Gordon Option for the purchase, modification, exercise or repurchase of the option.


                       LITIGATION RELATING TO GORDON & CO.

     There is no administrative action, criminal or civil litigation pending or threatened against Gordon & Co. or its general partner which in the opinion of management or counsel to Gordon & Co. would materially adversely affect the financial condition of Gordon & Co.


                   ORGANIZATION AND MANAGEMENT OF GORDON & CO.

Organization

     Gordon & Co. is a broker-dealer registered under the Securities Act of 1934 and it is subject to that Act and to the regulatory jurisdiction of the Securities and Exchange Commission.

     Gordon & Co. was organized in 1937 in Massachusetts as a common law partnership by Louis Gordon, Milton Gordon and Stanley Gordon under the name of Beacon Finance Company. On May 1, 1961 Beacon Finance Company registered with the Commonwealth of Massachusetts as a limited partnership. On December 15, 1971 Beacon Finance Company registered with the Securities and Exchange Commission as a broker-dealer pursuant to the Securities Exchange Act of 1934 and has, since its registration, engaged in the business of writing options on securities. On December 21, 1971, Beacon Finance Company changed its name to Gordon & Co. Its offices are located at 63 Pleasant Street, Watertown, Massachusetts 02472; telephone number (617) 924-7997.

     Gordon & Co. has written limited price options for many years. The vast majority of the options have been repurchased by Gordon & Co. with or without prior modification pursuant to the repurchase agreement in the options. Those options which were repurchased may or may not have resulted in a profit to the holder. Options which have expired have always resulted in a loss to the holder. Gordon & Co. has never failed to fulfill its obligations as a writer of options including its obligation to repurchase any option as required by the terms thereof.

     Gordon & Co. issues no research reports to its customers other than information published by national publication services, and makes no recommendations with respect to the underlying securities to buyers or writers of its limited price options.

     The capitalization of Gordon & Co. consists of funds invested in Gordon & Co. by its partners. The issuance and/or writing of the limited price options offered by this prospectus has a direct effect upon the capitalization of Gordon & Co. (See the Balance Sheet and Statement of Income of Gordon & Co. included under "Financial Statements" beginning at page 42.)

Management

     The general partner of Gordon & Co. is Kezar Limited Partnership, a Massachusetts limited partnership organized on January 1, 1987. An audited consolidated balance sheet of Kezar Limited Partnership is included at page 57 of this Prospectus. The general partner of Kezar Limited Partnership is The Salke Family Trust. The Salke Family Trust had a net worth in excess of four million five hundred thousand($4,500,000) dollars as of December 31, 2005. The trustees of the Salke Family Trust are
Allison D. Salke and Warren G. Miller. Allison D. Salke is the Chief Executive Officer of Gordon & Co. At December 31, 2005 and June 30, 2006 she had a net worth in excess of five hundred thousand ($500,000) dollars.
Warren G. Miller is general counsel to Gordon & Co. At December 31, 2005 and June 30, 2006 he had a net worth in excess of five hundred thousand ($500,000) dollars. Mr.Miller does not have an active role in the operation of the business of Gordon & Co. and does not receive any compensation as an employee of Gordon & Co.

     As general partner of Gordon & Co., Kezar Limited Partnership is obligated by law to satisfy all of the financial obligations of Gordon & Co.

     The Chief Executive Officer of Gordon & Co. is Allison D. Salke, age 40. Ms. Salke has been actively engaged in the securities business of Gordon & Co. since 1989 and has served as Chief Operating Officer since 1997. Michael B. Salke, age 67 had been the Chief Executive Officer of Gordon & Co. since 1986 and had been actively engaged as its general manager and general partner from 1961 through 1986. Mr. Salke retired as Chief Executive Officer effective January 1, 2000 but continued to serve as consultant and adviser to Gordon & Co. through the year 2001. He is currently the principal officer and stockholder of Bay Colony Consulting, Inc., a Florida corporation that provides consulting and advisory services to Gordon & Co. Mr. Salke is also a limited partner of Kezar Limited Partnership, the general partner of Gordon & Co.

Executive Compensation

     As the Chief Executive Officer of Gordon & Co., Allison D. Salke will receive an annual salary for the year ended December 31, 2006 of $160,000.00 plus expenses and bonuses to be established at year end.

     Bay Colony Consulting, Inc. will receive no fee for advice and consultation for the year ended December 31, 2006. Michael B. Salke, a limited partner of the general partner of Gordon & Co., is the sole shareholder of Bay Colony Consulting, Inc.

     After each limited partner of Gordon & Co receives a guaranteed return on his average annual investment in Gordon & Co. the balance of the partnership's net income is paid to its general partner, Kezar Limited Partnership in which Michael Salke has a significant financial interest as limited partner.

Beneficial Ownership of Gordon & Co.

     The following table sets forth as of December 31, 2005 and as of June 30, 2006certain information regarding the ownership of and equity interest in Gordon & Co., a Massachusetts limited partnership, by each person who is the beneficial owner of more than five percent of the equity of the partnership, by Allison D. Salke, the Chief Executive Officer of the company and by Joan and Michael B. Salke who both indirectly own a substantial beneficial interest in the company by virtue of their position as limited partners of Kezar Limited Partnership, the general partner of Gordon & Co.

Name and Address of Beneficial Owner      Nature of Beneficial Ownership       Percentage of Partnership Owned
                 (1)                                                         12/31/2005        6/30/2006
======================================= ==================================== ====================================
Kezar Limited Partnership, a            General Partner                         71.73%          71.75%
Massachusetts Limited Partnership
--------------------------------------- ------------------------------------ ------------------------------------
Marital  Trust  under  will of Stanley  Limited Partner                         10.43%          10.97
Gordon (2)
--------------------------------------- ------------------------------------ ------------------------------------
Allison D. Salke                        Chief and Only Executive Officer         0.85%           0.32
--------------------------------------- ------------------------------------ ------------------------------------
Joan Salke                              Limited  Partner  of Kezar  Limited     (3)
                                        Partnership
--------------------------------------- ------------------------------------ ------------------------------------
Michael B. Salke                        Limited  Partner  of Kezar  Limited     (4)
                                        Partnership
======================================= ==================================== ====================================

(1)      The address of each owner is 63 Pleasant Street, Watertown, MA 02472.

(2) Stanley Gordon who died on June 9, 1997 was the father-in-law of Michael B. Salke and the father of Joan Salke and the grandfather of Allison D. Salke.

(3) Joan Salke is the wife of Michael B. Salke, the daughter of Stanley Gordon and the mother of Allison D. Salke. She does not own directly any beneficial interest in Gordon & Co. She is a limited partner of Kezar Limited Partnership, general partner of Gordon & Co. As of December 31, 2005, Mrs. Salke owned a 24.8% beneficial interest in Kezar Limited Partnership and as of June 30, 2006 she owned a 23.54% of beneficial interest in Kezar Limited Partnership.

(4) Michael B. Salke does not directly own any beneficial interest in Gordon & Co. He is a limited partner of Kezar Limited Partnership, general partner of Gordon & Co. As of December 31, 2005, Mr. Salke owned a 23.39% beneficial interest in Kezar Limited Partnership and as of June 30, 2006 he owned a 16.79% of beneficial interest in Kezar Limited Partnership.




                        LEGAL OPINION AND EXPERT REPORTS

     Legal matters in connection with options offered hereby, including legal matters related to federal income taxes under "Federal Income Tax Considerations" have been passed upon by Warren G. Miller, Esquire, Boston, Massachusetts, General Counsel to Gordon & Co. Mr. Miller is a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, a Massachusetts limited partnership which is the general partner of Gordon & Co.

     The financial statements included in this prospectus and the related supplemental schedules included elsewhere in the registration statement of Gordon & Co. as of December 31, 2005 and 2004 and for each of the the three years in the period ended December 31, 2005 included in this prospectus have been audited by Parent, McLaughlin & Nangle, Certified Public Accountants as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon such reports given upon the authority of these experts in accounting and auditing

617) 924-7997
                                  GORDON & CO.
                                  Broker-Dealer
                               63 PLEASANT STREET
                                   SUITE 200
                              WATERTOWN, MA 02472

                        LIMITED PRICE PUT OPTION CONTRACT

 CONTRACT NO.                                                   WATERTOWN, MASS.
                                                                           Date

                      For Value Received, the Bearer may deliver to Gordon & Co.
              Shares of                               at $           per share
              Bonds of                                at $           per bond
              Warrants of                             at $           per warrant
              Rights of                               at $           per right
              Units of                                at $           per unit
              Options(7) on                           at $           per option

             hereinafter referred to as the Contract Striking Price.
     This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or
(B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as an ask price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or more than the expiration price specified below as applicable to the period which includes the date of such sale or such ask price.

Expiration Price                                   Expiration Price
    Per Share                                         Per Share
    Per Bond                                           Per Bond
   Per Warrant                                        Per Warrant
    Per Right                                         Per Right
    Per Unit         Period to Which                   Per Unit  Period to Which
  Per Option(7)        Applicable                    Per Option(7)  Applicable

 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........      .......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to.........       .......... From............  to....
     If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
     The  regular  expiration  date  of  this  option  is  or  the  earlier
expiration  date  of  the  underlying   security  if  the
underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as an ask price appears for the security on an automated quotation system of a national securities association, at or above the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the ask price of the security.
     At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
     This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
     This option is subject to the terms and conditions on the reverse side. Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

                                                             GORDON & CO.

                                                             By

                              TERMS AND CONDITIONS

     Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class  specified  on the face  hereof;  "Contract  Striking  Price"
(7) means the price  specified on the face hereof as the
price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and
Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.
     Prior to the expiration of this Option if the Underlying Security is a Stock (or, where applicable, a Warrant, Unit or Option):
1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
(b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.
2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
(b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced. Prior to the Expiration of this Option if the Underlying Security is a Bond:
3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
(b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the
Underlying  Bond  shall  be  reduced  by the  amount  of  accrued  interest from the last  interest  payment  date to the date of presentation.
(c)-If the Underlying  Bond is called for redemption by the issuing corporation,  wholly or in part,  this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.
4.   If prior to the  expiration  of this Option there are presented to Gordon
& Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock,Bonds, Warrants, Rights, Units or Options is
below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call
Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security
at the time the option was written.   Gordon & Co.'s  repurchase  of this
Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.
5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable. If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.
6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is
$1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.
7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

(617) 924-7997
                                  GORDON & CO.
                                  Broker-Dealer
                               63 PLEASANT STREET
                                    SUITE 200
                               WATERTOWN, MA 02472

                       LIMITED PRICE CALL OPTION CONTRACT

 CONTRACT NO.                                                   WATERTOWN, MASS.
                                                                         Date

                                      For Value Received, the Bearer may call on Gordon & Co. for
              Shares of                               at $           per share
              Bonds of                                at $           per bond
              Warrants of                             at $           per warrant
              Rights of                               at $           per right
              Units of                                at $           per unit
              Options(7) on                           at $           per option

             hereinafter referred to as the Contract Striking Price.
     This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or
(B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as a bid price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or less than the expiration price specified below as applicable to the period which includes the date of such sale or such bid price.

Expiration Price                                 Expiration Price
    Per Share                                      Per Share
    Per Bond                                        Per Bond
   Per Warrant                                     Per Warrant
    Per Right                                       Per Right
    Per Unit      Period to Which                   Per Unit     Period to Which
  Per Option(7)      Applicable                    Per Option(7)   Applicable

 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
     If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
     The  regular  expiration  date  of  this  option  is  or  the  earlier
expiration  date  of  the  underlying   security  if  the
underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as a bid price appears for the security on an automated quotation system of a national securities association, at or below the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the bid price of the security.
     At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
     This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
     This option is subject to the terms and conditions on the reverse side. Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

                                                             GORDON & CO.

                                                             By

                             TERMS AND CONDITIONS

     Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class specified on the face hereof; "Contract Striking Price"
(7) means the price specified on the face hereof as the price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.
     Prior to the expiration of this Option if the Underlying Security is a S tock (or, where applicable, a Warrant, Unit or Option):
1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
(b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.
2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
(b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced. Prior to the Expiration of this Option if the Underlying Security is a Bond:
3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
(b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the
Underlying Bond shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.
(c)-If the Underlying Bond is called for redemption by the issuing corporation, wholly or in part, this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.
4. If prior to the expiration of this Option there are presented to Gordon & Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call
Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock, Bonds, Warrants, Rights, Units or Options is below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call
Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security at the time the option was written. Gordon & Co.'s repurchase of this Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.
5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable. If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.
6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is $1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per
Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.
7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

                          TYPICAL LIMITED PRICE OPTIONS

     The following typical limited price put and call options are referred to in various examples throughout this prospectus:

1. Typical Put Option

     A limited price put option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market value of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

     $53.75 during the first monthly term of the option,

     $53.00 during the second monthly term of the option,

     $52.25 during the third monthly term of the option,

     $51.50 during the fourth monthly term of the option,

     $50.75 during the fifth monthly term of the option,

     $50.00 during the last monthly term of the option.

2. Typical Call Option

     A limited price call option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market price of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

     $46.25 during the first monthly term of the option,

     $47.00 during the second monthly term of the option,

     $47.75 during the third monthly term of the option,

     $48.50 during the fourth monthly term of the option,

     $49.25 during the fifth monthly term of the option,

     $50.00 during the last monthly term of the option.

                                                                 (617) 924-7997
                                  Gordon & Co.
                                  Broker-Dealer
                               63 PLEASANT STREET
                                    SUITE 200
                               WATERTOWN, MA 02472

                                                                  Date:


     The following information pertains to the security underlying the Gordon Limited Price Option which you purchased from or sold through Gordon & Co. on the above date. Financial data has been compiled from the most recent annual report (on Form 10-K) filed by the issuer with the Securities and Exchange Commission. Data relating to trading volume of the underlying security has been obtained from financial publications. Gordon & Co. believes these sources to be reliable but does not guarantee the accuracy or completeness of the information.

                  Underlying Security                         Exchange                     No. Shs.
                                                                                          Outstanding


                                 Sales/Revenues and Earnings per Share During Past Three Fiscal Years

 Yr. Ended                              --                       --                           --
--------------                  -------------              --------------              ---------------
Sales/Revenues:
  (in thousands)
                                -------------              --------------              ---------------

Earnings per Sh.
                                -------------              --------------              ---------------

                       Quarterly High/Low Price Range and
              Dividends Declared or Paid During Past 2 Fiscal Years

                --                                      --
         --------------------                   -------------------


            Quarters               High/Low              Dividend           High/Low             Dividend

1st........................   ___________________   _________________   _________________    ________________
2nd........................   ___________________   _________________   _________________    ________________
3rd........................   ___________________   _________________   _________________    ________________
4th........................   ___________________   _________________   _________________    ________________

                      Trading Volume During Past Four Weeks

          Week Ended                                      Volume (in Hundreds)

       ______________                                ___________________________
       ______________                                ___________________________
       ______________                                ___________________________
       ______________                                ___________________________



Past 4-wk Average Volume:_______________________________________________________

                              FINANCIAL STATEMENTS

     There are set forth below the certified financial statements of Gordon & Co. for the last three years including statements of financial condition for the last two years. Also set forth below is a certified consolidated balance sheet of Kezar Limited Partnership and Subsidiary at December 31, 2005.

     It should be noted that Gordon & Co. is the issuer and writer of every Gordon & Co. Option. The financial statements of Gordon & Co. and of its general partner, Kezar Limited Partnership, are presented to furnish buyers of Gordon Limited Price Options with information as to Gordon & Co.'s financial net worth and its financial ability to honor all options it issues and writes.

                          Independent Auditor's Report

PARTNERS
    Gordon & Co.
        Watertown, Massachusetts

We have audited the accompanying statements of financial condition of Gordon & Co. (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years ended December 31, 2005. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gordon & Co. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years ended December 31,2005, in conformity with accounting principles generally accepted in the United States of America.


                                              PARENT, McLAUGHLIN & NANGLE
                                              Certified Public Accountants, Inc.
January 13, 2006

                     (This page is intentionally left blank)

                                  Gordon & Co.
                        STATEMENTS OF FINANCIAL CONDITION

                                     ASSETS

                                                     June 30            June 30            Dec. 31            Dec. 31
                                                        2006               2005               2005               2004
                                                   Unaudited          Unaudited            Audited            Audited

Cash and cash equivalents                           $632,633         $3,132,181           $283,984           $421,855
Deposits with clearing organizations                 170,000            110,000            110,756            100,000
Receivables from brokers, dealers and
     clearing organizations                          337,665             77,000            215,900             68,400
Receivables from customers                            27,443            155,153             24,108             23,950
Notes receivable from customers
     net (Note C)                                         --                 --                 --                 --
Securities owned, at market value                  4,559,486          1,784,165          5,509,607          4,353,756
Equipment - net                                    1,528,120          1,308,295          1,394,258          1,199,974
Other assets                                           1,333              7,890              2,548              1,373
                                                  $7,256,680         $6,574,684         $7,541,161         $6,169,308
                                                 =============    ===============    ===============    ===============

                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
Note payable - line of credit                     $1,560,000            $    --        $1,445,000            $600,000
Payables to customers                                312,830            179,747           120,735             155,801
Payables to brokers, dealers and
     clearing organizations                            4,040            218,185           358,710             129,513
Securities sold, not yet purchased                   279,965                 --           209,866             141,206
Accrued expenses and other liabilities                82,421             73,816            30,964              29,263
                                                   2,239,256            471,748         2,165,275           1,055,783
Partners' capital                                  5,017,424          6,102,936         5,375,886           5,113,525
                                                  $7,256,680         $6,574,684        $7,541,161          $6,169,308
                                                =============     ==============    ==============     ===============

                       See notes to financial statements.

                                  Gordon & Co.
                            STATEMENTS OF OPERATIONS

                                          Six Months       Six Months
                                          Ended June       Ended June                 Year ended December 31
                                           30, 2006         30, 2005          2005             2004               2003
                                          Unaudited        Unaudited         Audited         Audited            Audited
REVENUES:
     Net gains (losses) on option
     transactions (including
     unrealized gain/(loss) of
     ($247,072) in the six months
     ended June 30, 2006, $120,955
     in the six months ended June
     30, 2005, $150,736 in 2005,
     $80,877
     in 2004 and ($272,923) in 2003)         $649,714         $504,882        $887,845       $1,022,182           ($28,956)
     Interest                                  10,302           43,321          72,000           11,501              82,897
     Other income                              64,885          177,866         206,706          118,510             295,806
                                              724,901          726,069       1,166,551        1,152,193             349,747

EXPENSES:
     Compensation and benefits                187,564          173,760         401,243          425,531             489,944
     Other operating costs                    439,704          430,831         854,206        1,104,913           1,127,413
                                          ------------    -------------     -----------     ------------     ---------------
                                              627,268          604,591       1,255,449        1,530,444           1,617,357
                                         -------------    -------------    ------------    -------------    ----------------
NET INCOME (LOSS)                             $97,633         $121,478       ($88,898)       ($378,251)        ($1,267,610)
                                         =============    =============    ============    =============    ================


                       See notes to financial statements.

                                  Gordon & Co.
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                 GENERAL PARTNER

                                             Six            Six
                                           Months          Months
                                            Ended           Ended
                                           June 30,        June 30,                    Year Ended December 31,
                                            2006            2005               2005            2004              2003
                                          Unaudited       Unaudited           Audited          Audited          Audited
PARTNERS' CAPITAL,
  BEGINNING OF PERIOD                     $3,855,879       $3,556,607      $3,556,607       $3,079,114        $5,626,143
                                         ------------    -------------    ------------     ------------     -------------
ADD:
      Capital contributions                   97,530        1,594,230       1,627,037        1,793,867           274,865
      Distributive share of net
      income (loss)                           97,633          121,478       (117,285)        (409,476)       (1,280,912)
                                         ------------    -------------    ------------     ------------     -------------
Total                                        195,163        1,715,707       1,509,752        1,384,391       (1,006,047)
                                         ------------    -------------    ------------     ------------     -------------
DEDUCT:
      Capital withdrawals                    451,230          698,290       1,210,480          906,898         1,540,982
                                         ------------    -------------    ------------     ------------     -------------
PARTNERS' CAPITAL,
   END OF PERIOD                          $3,599,812       $4,574,025      $3,855,879       $3,556,607        $3,079,114
                                         ============    =============    ============     ============     =============


                                                LIMITED PARTNERS

                                             Six              Six                    Year Ended December 31,
                                            Months          Months        2005 Audited     2004 Audited     2003 Audited
                                          Ended June      Ended June
                                             30,              30,
                                             2006            2005
                                          Unaudited        Unaudited
PARTNERS' CAPITAL,
  BEGINNING OF PERIOD                      $1,520,007      $1,556,918       $1,556,918       $1,868,140       $2,050,441
                                         -------------    ------------    -------------    -------------    -------------
ADD:
      Capital contributions                     4,475           5,833            5,833          205,369           58,911
      Distributive share of net
      income (loss)                                --              --           28,387           31,225           13,302
                                         -------------    ------------    -------------    -------------    -------------
Total                                           4,475           5,833           34,220          236,594           72,213
                                         -------------    ------------    -------------    -------------    -------------
DEDUCT:
      Capital withdrawals                     106,870          33,840           71,131          547,816          254,514
                                         -------------    ------------    -------------    -------------    -------------
PARTNERS' CAPITAL,
   END OF PERIOD                           $1,417,612      $1,528,911       $1,520,007       $1,556,918       $1,868,140
                                         =============    ============    =============    =============    =============

                                                     TOTAL

                                             Six             Six
                                           Months           Months
                                           Ended            Ended
                                          June 30,         June 30,                      Year Ended December 31,
                                            2006             2005                2005             2004              2003
                                          Unaudited       Unaudited           Audited          Audited           Audited
PARTNERS' CAPITAL,
  BEGINNING OF PERIOD                     $5,375,886       $5,113,525      $5,113,525       $4,947,254        $7,676,584
                                         ------------    -------------    ------------    -------------     -------------
ADD:
      Capital contributions                  102,005        1,600,063       1,632,870        1,999,236           333,776
      Distributive share of net
      income (loss)                           97,633          121,478        (88,898)        (378,251)       (1,267,610)
                                         ------------    -------------    ------------    -------------     -------------
Total                                        199,638        1,721,541       1,543,972        1,620,985         (933,834)
                                         ------------    -------------    ------------    -------------     -------------
DEDUCT:
      Capital withdrawals                    558,100          732,130       1,281,611        1,454,714         1,795,496
                                         ------------    -------------    ------------    -------------     -------------
PARTNERS' CAPITAL,
   END OF PERIOD                          $5,017,424       $6,102,936      $5,375,886       $5,113,525        $4,947,254
                                         ============    =============    ============    =============     =============


                       See notes to financial statements.

                                  Gordon & Co.
                            STATEMENTS OF CASH FLOWS

                                             Six                Six
                                            Months             Months
                                            Ended              Ended                       Year Ended December 31,
                                           June 30,           June 30,          2005               2004               2003
                                        2006 Unaudited     2005 Unaudited      Audited            Audited            Audited
OPERATING ACTIVITIES:
Net income (loss)                          $97,633           $121,478          ($88,898)         ($378,251)       ($1,267,610)
Add items not requiring use of cash:
    Depreciation                             5,876              8,580             17,160             24,651             18,023
    Provision for doubtful accounts             --                 --           (127,776)                --                 --

Changes in operating assets & liabilities:
    Deposits with clearing organizations   (59,244)           (10,000)           (10,756)             20,000           (10,000)
    Receivables from brokers, dealers, &
      clearing organizations              (121,765)            (8,600)          (147,500)          4,118,380        (4,088,080)
    Receivables from customers              (3,335)          (131,203)              (158)            (8,022)             15,717
    Notes receivable from customers            --                 --            127,776                 --                 --
    Securities owned                       950,121          2,569,591        (1,155,851)        (2,369,004)          (757,447)
    Accrued interest on notes receivable         --                 --                 --                 --           (42,110)
    Other assets                             1,215            (6,517)            (1,175)             51,397              (446)
    Payables to customers                  192,095             23,946           (35,066)        (4,382,016)          4,498,958
    Payables to brokers, dealers &
       clearing organizations             (354,670)             88,672            229,197            129,513           (14,112)
    Securities sold, not yet purchased      70,099          (141,206)             68,660            122,779           (41,435)
    Accrued expenses & other liabilities    51,457             44,553              1,701              9,370              1,803
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------
Total                                      829,482          2,559,294        (1,122,686)        (2,661,203)        (1,686,739)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------
INVESTING ACTIVITIES:
    Additions to equipment                (139,738)          (116,901)          (211,444)          (221,653)          (387,818)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------
Total                                     (139,738)          (116,901)          (211,444)          (221,653)          (387,818)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------

FINANCING ACTIVITIES:
    Proceeds (repayments) on note payable
       line of credit, net                 115,000          (600,000)            845,000            600,000                 --
    Proceeds from capital contributions    102,005          1,600,063          1,632,870          1,999,236            333,776
    Capital withdrawals                   (558,100)          (732,130)        (1,281,611)        (1,454,714)        (1,795,496)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------
Total                                     (341,095)            267,933          1,196,259          1,144,522        (1,461,720)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------

INCREASE/(DECREASE) IN CASH &
    CASH EQUIVALENTS                       384,649          2,710,326          (137,871)        (1,738,334)        (3,536,277)
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------
CASH AND CASH EQUIVALENTS
    AT BEGINNING OF PERIOD                 283,984            421,855            421,855          2,160,189          5,696,466
                                        --------------- -- --------------- -- --------------- -- --------------- -- ---------------

CASH AND CASH EQUIVALENTS
    AT END OF PERIOD                      $632,633         $3,132,181           $283,984           $421,855         $2,160,189
                                        =============== -- =============== -- =============== -- =============== -- ===============
SUPPLEMENTAL DISCLOSURES
    Interest expense paid                  $26,313                 --             $3,687             $2,529                 --
                                        =============== -- =============== -- =============== -- =============== -- ===============

                        See notes to financial statements

                          Gordon & Co. (A Partnership)

                          NOTES TO FINANCIAL STATEMENTS
   (Information for the six months ended June 30, 2006 and 2005 is unaudited)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the business

Gordon & Co. (the "Partnership"), a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not exercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk, should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

Accounting for option income

Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers money market mutual funds, commercial paper and all highly liquid debt instruments with maturity of three months or less when purchased to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables from customers

Receivables from customers are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts hrough a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables from customers.

Securities transactions and valuation of securities

Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

Receivables from brokers, dealers and clearing organizations are collateralized in part by securities borrowed or sold. Receivables from customers are partially collateralized by securities owned by customers which are not reflected in the financial statements.

                          Gordon & Co. (A Partnership)

                          NOTES TO FINANCIAL STATEMENTS

   (Information for the six months ended June 30, 2006 and 2005 is unaudited)
                                   (Continued)


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Securities-lending activities

Securities borrowed are generally reported as collateralized financings, except where letters of credit or other securities are used as collateral. Securities-borrowed transactions require the Partnership to deposit cash, letters of credit, or other collateral with the lender. The Partnership monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary.

Fair value of financial instruments

The Partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

Equipment

Equipment is reported at cost, less accumulated depreciation. Depreciation is computed by use of accelerated methods over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

Allocation of partnership income

Class B limited partners receive a guaranteed payment equal to 7-1/2% of their average capital in the limited partnership. The special limited partners receive the lesser of their allocated share of the partnership's net income or a guaranteed payment equal to 10% of their average capital in the limited partnership.

Net income of the Partnership remaining after the guaranteed payments to the limited partners is allocated to the general partner.

Income taxes

Federal and state income taxes are not payable or provided for by the Partnership, as individual partners are liable for income taxes on their distributive share of Partnership taxable income.

Unaudited Interim Financial Statements

In the opinion of management the unaudited Financial Statements of Gordon & Co. for the six months ended June 30, 2006 and June 30, 2005 reflect all adjustments necessary to a fair statement of the financial position and results for the interim periods presented. All such adjustments were of a normal recurring nature.

B. CASH SEGREGATED UNDER FEDERAL REGULATIONS

Cash of $390,000 and $395,000, at June 30, 2006 respectively, and 2005 and $180,000 and $195,000 at December 31, 2005 and 2004, respectively, was segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. No additional deposit was necessary to meet the required reserve computed as of June 30, 2006 and 2005, and December 31, 2005 and 2004.

C. NOTES RECEIVABLE FROM CUSTOMERS

The Partnership has a note receivable from a customer amounting to $1,367,873 at June 30, 2006, June 30, 2005 and December 31, 2005 and two notes receivables from customers totaling $1,495,649 at December 31, 2004. An allowance has been established for the full amounts because the amounts were doubtful of collection. The accrual of interest on these notes was discontinued.

                          Gordon & Co. (A Partnership)

                          NOTES TO FINANCIAL STATEMENTS

   (Information for the six months ended June 30, 2006 and 2005 is unaudited)
                                   (Continued)


D. EQUIPMENT

Equipment is summarized as follows:

                                                 June 30, 2006       June 30, 2005     Dec. 31, 2005     Dec. 31, 2004
                                                     Unaudited           Unaudited           Audited           Audited
      Automobile                                       $49,586             $49,586           $49,586           $49,586
      Furniture and fixtures                            46,165              46,165            46,165            46,165
      Office equipment                                  66,568              66,568            66,568            66,568
      Software                                       1,532,657           1,298,376         1,392,919         1,181,475
                                                    ----------          ----------        ----------        ----------
                                                     1,694,976           1,460,695         1,555,238         1,343,794
      Less accumulated depreciation                   (166,856)           (152,400)         (160,980)         (143,820)
                                                    ----------          ----------        -----------       ----------
                                                    $1,528,120          $1,308,295        $1,394,258        $1,199,974
                                                    ==========          ==========        ==========        ==========

Included with software at June 30, 2006 and 2005 and December 31, 2005 and
2004 is  $1,468,858,  $1,234,577,  $1,329,121 and $1,117,676,  respectively, of customized software costs for the design of new trading and back office software. The software is not operational and, thus, is not being amortized.





E. PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

                          Gordon & Co. (A Partnership)

                          NOTES TO FINANCIAL STATEMENTS

   (Information for the six months ended June 30, 2006 and 2005 is unaudited)
                                   (Continued)


F. SECURITIES OWNED AND SOLD, NOT YET PURCHASED

                                                         June 30, 2006      June 30, 2005     Dec. 31, 2005    Dec. 31, 2004
                                                             Unaudited           Unaudited          Audited          Audited
Market value of securities owned                            $5,703,784         $2,490,690        $6,731,530       $6,344,019
Less reduction of securities valuation to reflect
the repurchase provisions of options sold (Note A)           1,144,298            706,525         1,221,923        1,990,263
                                                           -----------         ----------       -----------       -----------
                                                            $4,559,486         $1,784,165        $5,509,607       $4,353,756
                                                           ===========         ===========      ===========      ===========
Cost of securities owned                                   $10,052,074         $6,354,768       $10,401,705       $9,380,999
Market value of securities sold,
      not yet purchased                                       $219,810            $    --          $181,868         $125,855
Plus increase in securities valuation
      to reflect the repurchase provisions
      of options sold (Note A)                                  60,155                 --            27,998           15,351
                                                           -----------         -----------      -----------      -----------
                                                              $279,965            $    --          $209,866         $141,206
                                                           ===========         ===========      ===========      ===========

     Cost of securities sold, not yet purchased               $265,076            $    --          $163,072         $124,764
                                                           ===========         ===========      ===========      ===========

At December 31, 2005 and 2004, six and twelve securities account for approximately 56% and 57% of the market value of securities owned, respectively. At December 31, 2005 and 2004 all outstanding call and put options were covered.




G. NOTE PAYABLE - LINE OF CREDIT

The Partnership has available a line of credit, expiring March 15, 2007, which permits the Partnership to borrow the lesser of $10,000,000 or 70% of eligible current market value of securities, with interest at the bank's prime rate. The Partnership had borrowings of $1,560,000 and $0 that were outstanding as of June 30, 2006 and 2005. At December 31, 2005 and 2004, the Partnership had borrowings of $1,445,000 and $600,000 that were outstanding. All securities and investment property of the Partnership are pledged as collateral.


H. EMPLOYEE BENEFITS

The Partnership sponsors a 401(K) plan which entitles all full-time employees to make voluntary contributions to the plan. Contributions cannot exceed the maximum amount under applicable provisions of the Internal
Revenue Code. The Partnership is obligated to contribute 3% of an employee's salary to the Plan on an annual basis. Partnership contributions to these Plans amounted to $11,687, $9,804 and $14,271 in the years ended December 31, 2005, 2004 and 2003, respectively.

I.  CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash balances at several financial institutions, and invests excess funds in money market mutual funds. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation, up to $100,000, while the balances invested in money market mutual funds are not insured. As of June 30, 2006 and 2005, the uninsured balances aggregated approximately $440,000 and $2,950,000, respectively. As of December 31, 2005 and 2004, the uninsured balances aggregated approximately $166,000 and $337,000, respectively.

                          Gordon & Co. (A Partnership)

                          NOTES TO FINANCIAL STATEMENTS
   (Information for the six months ended June 30, 2006 and 2005 is unaudited)

                                   (Continued)

J.  LEASE COMMITMENTS

During 2003, the Partnership entered into a non-cancelable operating lease with a related party for office space. The lease expires in March, 2008, and contains escalating clauses for operating expenses and real estate taxes. The following is a schedule, by years, of future minimum rental payments, without regard to escalation clauses, on this operating lease as of December 31, 2005.

                  Year ending December 31:
                                             2006             $44,948
                                             2007              46,117
                                             2008              11,700
                  Total minimum payments required           $ 102,765

 Rental expense for the years ended December 31, 2005, 2004, and 2003 amounted to $45,359, $43,792, and $57,406, respectively.

K. NET CAPITAL REQUIREMENTS

The Partnership is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital both as defined, shall not exceed 15 to 1. At June 30, 2006, the Partnership had net capital of $2,583,411, which was $2,333,411 in excess of its required net capital of $250,000. At December 31, 2005, the Partnership had net capital of $3,040,856, which was $2,790,856 in excess of its required net capital of $250,000. The Partnership's net capital ratio was 0.15 to 1 and 0.05 to 1, respectively, at June 30, 2006 and December 31, 2005.

L. RELATED PARTY TRANSACTIONS

The Partnership has entered into an agreement with a computer consulting company for monthly computer maintenance, and has contracted with this company to design new trading and back office software. This company is partly owned by the Partnership's chief executive officer who is also a limited partner in the Partnership.

For the six months ended June 30, 2006 and 2005, computer maintenance expense and related software design amounted to $259,738 and $236,901, respectively. Computer maintenance expense and related software design amounted to $451,445, $460,859 and $551,398 for the years ended December 31, 2005, 2004 and 2003, respectively.

During 2002, the Partnership entered into a consulting agreement with a company which is owned by a party who is a limited partner in the general partner of the Partnership. For the six months ended June 30, 2006 and 2005, no amounts were paid under this agreement. Consulting expense under this agreement amounted to $0, $210,339 and $204,088 for the years ended December 31, 2005, 2004 and 2003, respectively.

During 2003, the Partnership entered into a lease agreement for office space with an entity in which the general partner and several limited partners of the Partnership hold interests. Lease payments made under this agreement totaled $23,023 and $22,435 for the six months ended June 30, 2006 and 2005 respectively. Lease payments made under this agreement totaled $45,359, $43,792 and $31,590 for the years ended December 31, 2005, 2004 and 2003 respectively. (Reference is made to Note J).

M. OTHER INCOME/EXPENSE

During the year ended December 31, 2005, 2004 and 2003 the Partnership recovered approximately $129,000, $12,000 and $150,000 respectively, of amounts due from customers which had been previously written off as uncollectible. These amounts are included with Other Income in the Statements of Operations.

                     (This page is intentionally left blank)

                          Independent Auditor's Report



Partners
     Kezar Limited Partnership and Subsidiary
         Watertown, Massachusetts


     We have audited the accompanying consolidated statement of financial condition of Kezar Limited Partnership (the Partnership) and Subsidiary as of December 31, 2005. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated statement of financial condition presentation. We believe that our audit of the consolidated statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kezar Limited Partnership and Subsidiary as of December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.



                                              PARENT, McLAUGHLIN & NANGLE
                                              Certified Public Accountants, Inc.
January 13, 2006

                     (This page is intentionally left blank)

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                  Consolidated Statements of Financial Condition


                                     ASSETS

                                                                                  June 30, 2006            Dec. 31, 2005
                                                                                      Unaudited                  Audited
Cash and cash equivalents                                                              $632,633                 $283,984
Deposits with clearing organizations                                                    170,000                  110,756
Receivables from brokers, dealers and clearing
  organizations                                                                         337,665                  215,900
Receivables from customers                                                               27,443                   24,108
Note receivable from customer, net (Note C)                                                  --                       --
Securities owned, at market value                                                     4,559,486                5,509,607
Equipment, net                                                                        1,528,120                1,394,258
Other assets                                                                              1,333                    2,548
                                                                                    -----------              -----------
                                                                                     $7,256,680               $7,541,161
                                                                                    ===========              ===========
                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
Note Payable - line of credit                                                        $1,560,000               $1,445,000
Payables to customers                                                                   312,830                  120,735
Payables to brokers, dealers and clearing
  organizations                                                                           4,040                  358,710
Securities sold, not yet purchased                                                      279,965                  209,866
Accrued expenses and other liabilities                                                   82,421                   30,964
                                                                                    -----------              -----------
                                                                                      2,239,256                2,165,275

Minority interest                                                                     1,417,612                1,520,007

Partners' capital                                                                     3,599,812                3,855,879
                                                                                    -----------              -----------
                                                                                     $7,256,680               $7,541,161
                                                                                    ===========              ===========

See notes to consolidated financial statements

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The consolidated financial statements includes the accounts of Kezar Limited Partnership and its majority-owned subsidiary, Gordon & Co. All material inter-company transactions and balances have been eliminated in consolidation.

Description of the business

Kezar Limited Partnership, a Massachusetts limited partnership, was formed on January 1, 1987. The Partnership's primary function is to act as the general partner of Gordon & Co., a Massachusetts limited partnership. The general partner of the Partnership is The Salke Family Trust.

Gordon & Co., a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not exercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

Accounting for option income

Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statement of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash equivalents

The Partnership considers money market funds, commercial paper and all highly liquid debt instruments with maturity of three months or less when purchased to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables from customers

Receivables from customers are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables from customers.

Securities transactions and valuation of securities

Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

Receivables from brokers, dealers and clearing organizations are collateralized in part by securities borrowed or sold. Receivables from customers are partially collateralized by securities owned by customers which are not reflected in the financial statements.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Securities-lending activities:

Securities borrowed are generally reported as collateralized financings, except where letters of credit or other securities are used as collateral. Securities-borrowed transactions require the Partnership to deposit cash, letters of credit, or other collateral with the lender. The Partnership monitors the market value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary.

Fair value of financial instruments

The Partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

Equipment

Equipment is reported at cost, less accumulated depreciation. Depreciation is computed by use of accelerated methods over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred.

Allocation of partnership income

The limited partners receive the lesser of their allocated share of the partnership's income or a guaranteed payment, as defined, equal to 7 1/2% and 10% of their average capital in the limited partnership.

Net income of the Partnership remaining after the guaranteed payments to the limited partners is allocated to the general partner.

Income taxes

Federal and state income taxes are not payable or provided for by the Partnership, as individual partners are liable for income taxes on their distributive share of Partnership taxable income.

B.       CASH SEGREGATED UNDER FEDERAL REGULATIONS


Cash of $390,000 at June 30, 2006 and cash of  $180,000,  at December  31, 2005, were segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. No additional deposit was necessary to meet the required reserves computed as of June 30, 2006 and December 31, 2005.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

C.       NOTE RECEIVABLE FROM CUSTOMER

The Partnership has a note receivable from a customer totaling $1,367,873 for which it established an allowance for the full amount because the amount is doubtful of collection. The accrual of interest on this note was discontinued.


D.   EQUIPMENT

Equipment is summarized as follows:

                                          June 30, 2006           Dec. 31, 2005
                                              Unaudited                 Audited

         Automobile                            $49,586                 $49,586
         Furniture and fixtures                 46,165                  46,165
         Office equipment                       66,568                  66,568
         Software                            1,532,657               1,392,919
                                   --------------------     -------------------

                                             1,694,976               1,555,238
   Less accumulated depreciation              (166,856)               (160,980)
                                   --------------------     -------------------
                                            $1,528,120              $1,394,258
                                   ==================== --- ===================


Included with software at December 31, 2005 is $1,329,121 of customized software costs for the design of new trading and back office software. The software is not operational and, thus, is not being amortized.

E.   PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

F.    SECURITIES OWNED AND SOLD, NOT YET PURCHASED

                                                                                  June 30, 2006       Dec. 31, 2005
                                                                                      Unaudited             Audited

         Market value of securities owned                                            $5,703,784          $6,731,530
         Less reduction of securities valuation to reflect
           the repurchase provisions of options sold (Note A)                         1,144,298           1,221,923
                                                                                    -----------         -----------
                                                                                     $4,559,486          $5,509,607
                                                                                    ===========         ===========
         Cost of securities owned                                                   $10,052,074         $10,401,705
         Market value of securities sold,                                           ===========         ===========
           not yet purchased                                                           $219,810            $181,868
         Plus increase in securities valuation
           to reflect the purchase provisions
           of options sold (Note A)                                                      60,155              27,998
                                                                                    -----------         -----------
                                                                                       $279,965            $209,866
         Cost of securities sold,                                                   ===========         ===========
           not yet purchased                                                           $265,076            $163,072
                                                                                    ===========         ===========

At December 31, 2005, six securities accounted for approximately 56% of the market value of securities owned. At December 31, 2005 all outstanding call and put options were covered.

G.   NOTE PAYABLE - LINE OF CREDIT

The Partnership has available a line of credit, expiring March 15, 2007, which permits the Partnership to borrow the lesser of $10,000,000 or 70% of eligible current market value of securities, with interest at the bank's prime rate. The Partnership had borrowings of $1,560,000 and $1,445,000, respectively, that were outstanding as of June 30, 2006 and December 31, 2005. All securities and investment property of the Partnership are pledged as collateral.


H.   EMPLOYEE BENEFITS

The Partnership sponsors a 401(K) Plan which entitles all full-time employees to make voluntary contributions to the plan. Contributions cannot exceed the maximum amount under applicable provisions of the Internal Revenue Code. The Partnership is obligated to contribute 3% of an employee's salary to the plan on an annual basis. Partnership contributions to the plan amounted to $11,687 for the year ended December 31, 2005.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

I.   CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash balances at several financial institutions, and invests excess funds in money market mutual funds. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation, up to $100,000, while the balances invested in money market mutual funds are not insured. As of June 30, 2006 and December 31, 2005, the uninsured balances aggregated approximately $440,00 and $166,000, respectively.


J.   LEASE COMMITMENTS

During 2003, the Partnership entered into a non-cancelable operating lease with a related party for office space. The lease expires in March, 2008, and contains escalating clauses for operating expenses and real estate taxes. The following is a schedule, by years, of future minimum lease payments, without regard to escalation clauses, on this operating lease as of December 31, 2005.

                  Year ending December 31:
                               2006                                 $    44,948
                               2007                                      46,117
                               2008                                      11,700

       Total minimimum payments required                            $   102,765

K.   NET CAPITAL REQUIREMENTS

The Partnership is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At June 30, 2006, the Partnership had net capital of $2,583,411 which was $2,333,411 in excess of its required net capital of $250,000. At December 31, 2005, the Partnership had net capital of $3,040,856, which was $2,790,856 in excess of its required net capital of $250,000. The Partnership's net capital ratio was 0.15 to 1 and 0.05 to 1, respectively, at June 30, 2006 and December 31, 2005.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

             Notes to Consolidated Statements of Financial Condition

        (Inforamtion for the six months ended June 30, 2006 is unaudited)

L.    RELATED PARTY TRANSACTIONS

The Partnership has entered into an agreement with a computer consulting company for monthly computer maintenance, and has contracted with this company to design new trading and back office software. This company is partly owned by the Partnership's chief executive officer who is also a limited partner in the Partnership.

Computer maintenance expense and related software design amounted to $259,738 for the six months ended June 30, 2006 and $451,445 for the year ended December 31, 2005.

The Partnership is obligated under a lease agreement for office space with an entity in which the general partner and several limited partners of the Partnership hold interests. Lease payments made under this agreement were $23,023 for the six months ended June 30, 2006 and $45,359 for the year ended December 31, 2005. (Reference is made to Note J).



M. PARTNERS' CAPITAL

Partners' capital changes during the six months ended June 30, 2006 and the year ended December 31, 2005 are as follows:

                                                     General               Limited
                                                     Partner              Partners                   Total

     Balance, December 31, 2004                  $    2,047,746        $     1,508,861         $     3,556,607

         Capital contributions                          127,011              1,500,025               1,627,036
         Net loss                                (      117,285)              -                (       117,285)
         Capital withdrawals                     (       58,280)       (     1,152,199)        (     1,210,479)
                                                 ---------------       ----------------        ----------------
     Balance, December 31, 2005                       1,999,192              1,856,687               3,855,879
                                                 ===============       ================        ================
         Capital contributions                           62,163                 35,367                  97,530
         Net income                                      97,633               -                         97,633
         Capital withdrawals                     (       10,810)       (       440,420)        (       451,230)
                                                 --------------        ----------------        ----------------
     Balance, June 30, 2006                      $    2,148,178        $     1,451,634         $     3,599,812
                                                 ==============        ================        ================

                  TABLE OF CONTENTS

Available
Information                                          2
Glossary of Terms.................................   2
Prospectus Summary................................   5
Risk Factors......................................   7                        GORDON & CO.
Description of Gordon
Options                                             12
   Terms of Options...............................  12
   Parties to the Option Transaction..............  12
   Exercise Price of Options......................  12
   Renewal of Options.............................  13                     63 Pleasant Street
   Expiration Prices of Options...................  13
   Repurchase of Gordon Limited Price Options.....  14              Watertown, Massachusetts 02472
   Modification of Terms of Options...............  14
   Premiums for Options...........................  14
   Some Differences between Gordon & Co. Options                             (617) 924-7997
     and Other Options............................  14
   Adjustments in Terms...........................  16
   Limitations on Exercise, Transfer and Repurchase
     of Options...................................  17
   Position Limits................................  17
   Evidence of Option Contracts...................  18
   Underlying Securities..........................  18
Buying Gordon Options.............................  20
   Purposes and Risks.............................  20                        GORDON & CO.
   Method of Buying Gordon Options................  22
   Limitations on Option Purchases................  23
Repurchase Agreement in Gordon Options............  23
   General........................................  23                16,000 LIMITED PRICE PUT AND
   Liquidating Sale Transactions..................  23
   Moderation of Buyer's Risks....................  25                        CALL OPTIONS
Exercise of Gordon Options........................  26
   General........................................  26
   Tender of Exercise Notice......................  26
   Payment and Delivery...........................  27                         ----------
   Remedies.......................................  27
   The Back-Up System.............................  27                         PROSPECTUS
Federal Income Tax Considerations.................  28
                                                                              ____________
Costs of Options Transactions.....................  29
Litigation Relating to Gordon & Co................  31
Organization and Management of Gordon & Co........  31
   Organization...................................  31
   Management.....................................  31
   Executive Compensation.........................  32                       March 13, 2006
   Beneficial Ownership...........................  32
Legal Opinion and Expert Report...................  33
Facsimile of Limited Price Put Option Contract....  34
Facsimile of Limited Price Call Option Contract...  37
Typical Limited Price Options.....................  40
Financial Statements..............................  42
              ---------------------                                    -------------------------

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy limited price options in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
  All dealers  effecting  transactions  in the  registered
securities,   whether   or  not   participating   in  this
distribution,  may be  required  to deliver a  prospectus.
This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.
             ==========================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The securities offered by this registration statement do not create any equity participation in Gordon & Co. There are no proceeds from the distribution of Gordon Options other than the premiums which may be received for Options which are sold. Accordingly, there are no expenses of issuance and distribution which are of any material consequence to the purchasers of these Options. Nonetheless, a reasonably itemized statement of all expenses in connection with the registration of these securities is as follows:
     Registration Fees:
                Securities and Exchange Commission                   $11,984.00
                Various States                                        12,100.00
     Printing                                                            500.00
     Legal                                                            15,000.00
     Accounting                                                        2,000.00
                                                                 --------------
     Total                                                           $41,584.00

Item 14.  Indemnification of Directors and Officers

     Not applicable

Item 15.  Recent Sales of Unregistered Securities

     Not applicable

Item 16.  Exhibits; Financial Statement Schedules

     (a)  Financial Statements

      (1) Included in Prospectus and incorporated by reference
          Gordon & Co.:
          Independent Auditors' Report
          Statements of Financial Condition, December 31, 2005 and 2004 and June 30, 2006 (unaudited) and June 30, 2005 (unaudited)
          Statements of Operations for the Years Ended December 31, 2005, 2004 and 2003 and Six Months Ended June 30, 2006
          (unaudited) and Six Months Ended June 30, 2005 (unaudited)
          Statements of Changes in Partnership Capital for the Years Ended December 31, 2005, 2004 and 2003 and Six Months Ended
          June 30, 2006 (unaudited)and Six Months Ended June 30, 2005 (unaudited)
          Statements of Cash Flows for the Years Ended December 31, 2005, 2004 and 2003 and Six Months Ended June 30, 2006
          (unaudited)and Six Months Ended June 30, 2005 (unaudited)
          Notes to Financial Statements
          Kezar Limited Partnership:
          Independent Auditors' Report
          Consolidated Statements of Financial Condition, December 31, 2005 and June 30, 2006 (unaudited)
          Notes to Consolidated Statements of Financial Condition
          Not included in Prospectus - The information with respect to selected financial data is not included in the Prospectus in as much as the securities being offered create no equity interest in the Registrant and the inclusion of selected financial data of the Registrant would be inappropriate.


      (2) Schedules Included
          Schedule I - Marketable Securities: December 31, 2005 (p. S-3 through S-3.6).
          Schedule IX - Amounts Payable to Banks: December 31, 2005, 2004 and 2003 (p. S-4)
          All other  schedules have been omitted since the information  required is either  disclosed in the notes to the financial statements, not applicable to the Registrant or immaterial to its financial condition.


                                                                     Schedule I

                              Marketable Securities
                              Securities Purchased
                       (To Cover Outstanding Call Options)
                                December 31, 2005

       Number                                                                       Market             Expiration
     of Shares           Security Long Position                Cost                  Value                Date
   --------------- ------------------------------------ ------------------- -- ------------------ -- ---------------
            2,000  21st Century Holding Co.                     $23,980.00           $34,220.00           8/12/2006
           37,500  Advocat Inc.                                 126,000.00           197,625.00           8/16/2006
            5,000  Advocat Inc.                                  16,716.66            26,350.00           8/26/2006
           10,000  Advocat Inc.                                  40,300.00            52,700.00           9/23/2006
            2,500  Advocat Inc.                                  11,550.00            13,175.00            2/1/2006
              500  Advocat Inc.                                   2,000.00             2,635.00           10/8/2006
            3,000  Advocat Inc.                                  15,600.00            15,810.00            1/1/2007
            1,000  Advocat Inc.                                   4,000.00             5,270.00          10/21/2006
            1,500  Advocat Inc.                                   6,400.00             7,905.00          11/12/2006
            9,000  Advocat Inc.                                  34,920.00            47,430.00            8/5/2006
            2,500  Advocat Inc.                                   9,650.00            13,175.00           8/26/2006
            1,500  Advocat Inc.                                   6,375.00             7,905.00          10/25/2006
            2,000  Advocat Inc.                                  11,440.00            10,540.00           12/9/2006
            3,000  Advocat Inc.                                  11,250.00            15,810.00          10/16/2006
              200  Amerada Hess Corp.                            25,310.00            25,364.00            7/4/2006
              100  Amerada Hess Corp.                            12,632.00            12,682.00            7/6/2006
            4,000  American Home Patient Inc.                    12,440.00            13,080.00          12/23/2006
           18,000  American Home Patient Inc.                    72,000.00            58,860.00          12/27/2006
            3,000  American Home Patient Inc.                    11,925.00             9,810.00          12/27/2006
            3,000  American Home Patient Inc.                    10,350.00             9,810.00            1/3/2006
           10,000  American Oil & Gas                            69,550.00            40,500.00           6/19/2006
             2000  Ampex Corp.                                   41,050.00  .         40,780.00           7/15/2006
              400  Anadarko Petroleum Corp.                      38,520.00            37,900.00           6/23/2006
              300  Anadarko Petroleum Corp.                      29,228.90            28,425.00           6/27/2006
              200  Anadarko Petroleum Corp.                      18,816.00            18,950.00            7/4/2006
              200  Anadarko Petroleum Corp.                      18,780.00            18,950.00            7/6/2006
            1,000  AntiGenics Inc                                 8,000.00             4,760.00           1/28/2006
              200  Apache Corp                                   13,960.00            13,704.00            7/4/2006
              500  Apex Silver Mines Ltd.                         7,855.00             7,950.00           11/5/2006
              500  Apex Silver Mines Ltd.                         8,250.00             7,950.00          12/10/2006
            2,000  Auxilium Pharmaceuticals                      10,915.00            11,000.00            1/3/2007
            1,000  Badger Meter Inc.                             43,740.00            39,240.00            6/2/2006
            2,000  Benihana Inc.                                 43,000.00            45,900.00          12/16/2006
            1,500  Benihana Inc. Cl A                            29,130.00            34,560.00           4/23/2006
            1,200  Benihana Inc. Cl A                            21,677.97            27,648.00           7/31/2006
            1,900  Benihana Inc. Cl A                            33,885.00            43,776.00            8/3/2006
              500  Benihana Inc. Cl A                             8,795.00            11,520.00           5/18/2006
            1,000  Benihana Inc. Cl A                            17,700.00            23,040.00           8/10/2006
            5,000  Benihana Inc. Cl A                            90,900.00           115,200.00          11/25/2006
              400  Benihana Inc. Cl A                             7,400.00             9,216.00          11/26/2006
              400  Benihana Inc. Cl A                             7,476.00             9,216.00           8/19/2006
            4,000  Benihana Inc. Cl A                            75,000.00            92,160.00           12/5/2006
              300  BJ Services Co.                               11,000.97             11,001.00           7/4/2006
              300  BJ Services Co.                               11,445.00             11,001.00          6/28/2006
              200  BJ Services Co.                                7,466.00              7,334.00           7/6/2006
            2,000  Bon Ton Stores Inc.                           33,529.40             38,260.00          7/24/2006
            3,000  Bon Ton Stores Inc.                           61,474.90             57,390.00          7/27/2006
              600  Bon Ton Stores Inc.                           12,539.05             11,478.00          5/17/2006
            1,000  Bon Ton Stores Inc.                           21,034.00             19,130.00          5/19/2006
              500  Bon Ton Stores Inc.                           10,204.95              9,565.00           9/3/2006
              900  Celestica Inc.                                 9,207.00              9,504.00         11/26/2006
            1,000  Celestica Inc.                                10,380.00             10,560.00          12/3/2006
              500  Celestica Inc.                                 5,310.00              5,280.00           6/7/2006
              500  Celestica Inc.                                 5,355.00              5,280.00           9/7/2006
            1,000  China Energy Sav Tech Inc.                     4,705.66              8,320.00          11/8/2006
            1,500  Cimarex Energy                                61,650.00             64,515.00           7/4/2006
              400  Cimarex Energy                                17,140.00             17,204.00           7/6/2006
              400  Cimarex Energy                                16,852.00             17,204.00           3/7/2006
            7,000  Comforce Corp.                                14,875.00             16,100.00          10/7/2006
            6,500  Comforce Corp.                                17,550.00             14,950.00          1/11/2006
            4,000  Comforce Corp.                                10,800.00              9,200.00           1/3/2007
              200  ConocoPhillips                                11,752.00             11,636.00           7/4/2006
              200  Ctrip.com International Ltd.                  11,664.00             11,550.00           5/8/2006
            2,000  Denbury Resources Ltd.                        45,160.00             45,560.00          5/22/2006
              400  Devon Energy Corp.                            25,880.00             25,016.00          6/26/2006
              200  Devon Energy Corp.                            12,546.00             12,508.00           7/6/2006
              300  Devon Energy Corp.                            18,975.00             18,762.00          7/4/22006
              200  Devon Energy Corp.                            12,843.98             12,508.00          6/27/2006
            3,000  EnCana Corp.                                 134,100.00            135,480.00          3/28/2006
              500  Energy Partners Ltd.                          13,950.00             10,895.00          4/12/2006
              500  EnGlobal Corporation                           4,270.00              4,200.00          6/30/2006
            5,000  EPIX Pharmaceuticals Inc.                     19,249.78             20,200.00           1/3/2007
            3,000  Equinex Inc.                                  45,924.00            122,280.00           7/7/2006
            3,000  Equinex Inc.                                  67,140.00            122,280.00           7/7/2006
            1,000  Equinex Inc.                                  41,500.00             40,760.00          2/10/2006
              500  Equinex Inc.                                  19,975.00             20,380.00           5/6/2006
            1,000  Equinex Inc.                                  39,400.00             40,760.00           3/9/2006
            1,000  Equinex Inc.                                  41,930.00             40,760.00          3/23/2006
            1,000  Equinex Inc.                                  39,750.00             40,760.00          4/12/2006
              800  Finish Line Inc. Cl A                         15,007.92             13,936.00           9/4/2006
              500  Finish Line Inc. Cl A                          8,850.00              8,710.00          9/22/2006
            1,000  Foot Locker Inc.                              25,426.00             23,590.00           2/2/2006
            2,000  Foot Locker Inc.                              52,098.00             47,180.00          4/22/2006
              500  Foot Locker Inc.                              12,815.00             11,795.00          4/24/2006
              500  Foot Locker Inc.                               9,904.50             11,795.00          5/12/2006
            2,000  Foot Locker Inc.                              40,580.00             47,180.00          5/15/2006
              500  Foot Locker Inc.                              11,609.95             11,795.00           7/4/2006
            1,000  Fremont General Corp.                         23,369.90             23,230.00          6/14/2006
            1,000  Gammon Lake Res Ltd.                          11,141.00             11,900.00          6/26/2006
            1,000  Gammon Lake Res Ltd                           11,290.00             11,900.00          6/23/2006
            2,000  Gasco Energy Inc.                             10,860.00             13,060.00          9/13/2006
            2,000  Gasco Energy Inc.                             11,960.00             13,060.00           9/5/2006
            5,000  Gasco Energy Inc.                             31,350.00             32,650.00          9/26/2006
            1,000  Gasco Energy Inc.                              6,060.00              6,530.00         10/23/2006
            1,500  GMX Resources Inc.                            30,393.75             54,000.00          9/10/2006
            2,500  GMX Resources Inc.                            57,710.00             90,000.00          9/10/2006
              200  Goldman Sachs Group Inc.                      26,859.98             25,542.00          2/20/2006
              200  Goldman Sachs Group Inc.                      25,578.00             25,542.00          3/14/2006
              600  Health Net Inc.                               31,352.97             30,930.00          6/16/2006
              300  Health Net Inc.                               15,780.00             15,465.00          6/19/2006
              400  Health Net Inc.                               21,116.00             20,620.00          6/23/2006
              500  Health Net Inc.                               26,000.00             25,775.00          6/26/2006
            5,000  Hooper Holmes Inc.                            12,500.00             12,750.00           1/1/2007
            1,000  Impax Laboratories Inc.                       11,015.00             10,700.00           5/1/2006
              900  InFocus Corp.                                  3,428.91              3,609.00          12/5/2006
              500  InFocus Corp.                                  1,899.95              2,005.00          12/6/2006
            1,000  InFocus Corp.                                  4,050.00              4,010.00         12/10/2006
              500  InFocus Corp.                                  2,070.00              2,005.00         12/16/2006
              500  InFocus Corp.                                  2,115.00              2,005.00         12/17/2006
            2,000  Inspire Pharmaceuticals Inc.                   9,880.00             10,160.00          12/6/2006
            3,000  Inspire Pharmaceuticals Inc.                  15,299.75             15,240.00           1/3/2007
            1,000  iShares MSCI Hong Kong In                     12,590.00             12,620.00          7/27/2006
              600  Ituran Location and Control                    9,627.00              9,570.00          9/17/2006
            4,000  L T X Corp.                                   18,400.00             18,000.00         11/25/2006
            1,000  L T X Corp.                                    4,729.94              4,500.00          12/5/2006
            3.000  L T X Corp.                                   14,819.80             13,500.00         12/10/2006
            2,000  L T X Corp.                                    9,760.00              9,000.00         12/11/2006
              500  L T X Corp.                                    2,424,95              2,250.00         12/16/2006
              500  L T X Corp.                                    2,490.00              2,250.00         12/17/2006
              200  Lennar Corp.                                  12,363.98             12,204.00           7/4/2006
              500  Limited Brands Inc.                           11,494.50             11,175.00          6/16/2006
            2,500  McMoran Exploration Co.                       16,989.00             49,425.00           2/7/2006
            1,000  McMoran Exploration Co.                       14,870.00             19,770.00          2/27/2006
            2,000  McMoran Exploration Co.                       15,300.00             39,540.00           5/6/2006
            7,000  McMoran Exploration Co.                      118,650.00            138,390.00          4/29/2006
            2,000  McMoran Exploration Co.                       15,170.00             39,540.00           2/7/2006
            2,000  McMoran Exploration Co.                      22,064.50              39,540.00           2/7/2006
            2,000  McMoran Exploration Co.                      35,134.00              39,540.00          3/15/2006
            2,500  McMoran Exploration Co.                      18,791.00              49,425.00           6/9/2006
              500  McMoran Exploration Co.                       9,710.00               9,885.00         12/19/2006
            1,000  McMoran Exploration Co.                      20,100.00              19,770.00          4/21/2006
              500  Medics Pharmaceutical Corp.                  17,305.00              16,025.00         12/20/2006
              500  Mentor Corp.                                 25,000.00              23,040.00          12/2/2006
              500  Motient Corp.                                11,725.00              10,450.00          3/20/2006
              200  Nabors Inds Inc.                             15,700.00              15,150.00          6/28/2006
              100  Nabors Inds Inc.                              7,626.00               7,575.00           7/6/2006
           15,000  NationsHealth Inc.                          119,834.00             117,150.00         10/29/2006
            3,100  Newpark Resources Inc.                       23,745.00              23,653.00          6/22/2006
              200  Nike Inc. Class-B                            16,356.99              17,358.00          4/24/2006
              100  Nike Inc. Class-B                             8,334.99               8,679.00          4/27/2006
              200  Nike Inc. Class-B                            16,773.98              17,358.00           5/1/2006
              300  Nike Inc. Class-B                            25,737.98              26,037.00          5/24/2006
              500  Nike Inc. Class-B                            43,032.50              43,395.00          5/23/2006
              100  Nike Inc. Class-B                             8,650.00               8,679.00          2/19/2006
              200  Nike Inc. Class-B                            17,362.00              17,358.00          2/14/2006
              100  Nike Inc. Class-B                             8,775.00               8,679.00          5/26/2006
              500  Nike Inc. Class-B                            43,909.95              43,395.00           6/2/2006
              700  Nike Inc. Class-B                            59,377.50              60,753.00          6/27/2006
              400  Nike Inc. Class-B                            34,405.98              34,716.00          6/15/2006
              200  Nike Inc. Class-B                            17,191.98              17,358.00          6/16/2006
              300  Nike Inc. Class-B                            26,366.70              26,037.00          6/20/2006
              300  Nike Inc. Class-B                            26,100.00              26,037.00          6/12/2006
              400  Nike Inc. Class-B                            35,384.00              34,716.00           6/5/2006
              200  Nike Inc. Class-B                            17,488.00              17,358.00          6/19/2006
              200  Nike Inc. Class-B                            17,284.00              17,358.00           6/7/2006
              300  Nike Inc. Class-B                            26,187.00              26,037.00          6/14/2006
              800  Nike Inc. Class-B                            70,920.97              69,432.00          3/13/2006
              500  Nike Inc. Class-B                            45,675.00              43,395.00          6/22/2006
              700  Nike Inc. Class-B                            61,600.00              60,753.00          5/15/2006
            1,500  Nike Inc. Class-B                           128,412.50             130,185.00          5/19/2006
              300  Nordstrom, Inc.                              10,163.70              11,220.00          4/27/2006
              100  Nordstrom, Inc.                               3,404.80               3,740.00           5/1/2006
            5,400  Nordstrom, Inc.                             182,973.60             201,960.00           5/8/2006
              400  Nordstrom, Inc.                              14,691.90              14,960.00          5/18/2006
              500  Nordstrom, Inc.                              18,850.00              18,700.00          5/19/2006
            6,000  Nordstrom, Inc.                             228,973.00             224,400.00          5/22/2006
            2,000  Nordstrom, Inc.                              76,740.00              74,800.00          5/23/2006
            1,800  Nordstrom, Inc.                              67,374.00              67,320.00          5/24/2006
            3,000  Nordstrom, Inc.                             112,016.00             112,200.00          5/24/2006
              500  Nordstrom, Inc.                               18,294.50             18,700.00           6/2/2006
              100  Nordstrom, Inc.                                3,709.99              3,740.00          5/29/2006
            1,100  Nordstrom, Inc.                               41,337.67             41,140.00          5/30/2006
            3,100  Nordstrom, Inc.                              117,996.66            115,940.00          5/31/2006
              500  Nordstrom, Inc.                               19,392.00             18,700.00          5/25/2006
              200  Nordstrom, Inc.                                7,463.98              7,480.00           6/7/2006
            2,100  Nordstrom, Inc.                               75,316.95             78,540.00           6/8/2006
              300  Nordstrom, Inc.                               11,073.00             11,220.00          6/22/2006
            1,500  Nordstrom, Inc.                               54,869.95             56,100.00          6/14/2006
              300  Nordstrom, Inc.                               11,087.97             11,220.00           6/9/2006
              300  Nordstrom, Inc.                               11,186.97             11,220.00          6/15/2006
              200  Nordstrom, Inc.                                7,583.98              7,480.00          6/19/2006
              300  Nordstrom, Inc.                               11,216.98             11,220.00          6/16/2006
            7,000  Nordstrom, Inc.                              262,762.97            261,800.00           7/7/2006
               50  NVR Inc.                                      35,649.50             35,100.00          3/26/2006
               25  NVR Inc.                                      17,575.00             17,550.00          4/27/2006
            1,000  Oao Gazprom   For Issue                       76,000.00             72,100.00           7/4/2006
              500  Oao Gazprom   For Issue                       36,250.00             36,050.00           7/7/2006
            1,000  Pathmark Stores Inc.                          10,150.00              9,990.00         11/15/2006
              400  Pathmark Stores Inc.                           4,000.00              3,996.00         11/13/2006
            1,000  Pathmark Stores Inc.                          10,190.00              9,990.00          11/8/2006
            1,000  Pathmark Stores Inc.                          10,611.18              9,990.00         11/18/2006
            1,000  Pathmark Stores Inc.                          10,650.00              9,990.00          8/11/2006
            1,000  Pathmark Stores Inc.                          10,670.00              9,990.00          8/12/2006
              500  Pathmark Stores Inc.                           5,634.95              4,995.00          8/21/2006
              400  Pathmark Stores Inc.                           4,407.96              3,996.00         11/27/2006
              500  Pathmark Stores Inc.                           5,359.99              4,995.00         11/21/2006
              500  Pathmark Stores Inc.                           5,394.95              4,995.00         12/11/2006
            2,000  Petroquest Energy Inc.                        21,499.00             16,560.00           4/6/2006
              200  Pulte Home Corp.                               8,222.00              7,872.00           7/4/2006
            1,000  Quigley Corp.                                 14,243.50             13,820.00          6/15/2006
            1,000  Quigley Corp.                                 14,520.00             13,820.00          6/13/2006
            1,000  Quigley Corp.                                 13,800.00             13,820.00          5/25/2006
            2,250  Range Resources Corp.                         26,231.25             59,265.00          9/25/2006
              200  Rinker Group Ltd.                             12,120.00             12,010.00           7/4/2006
              100  Rinker Group Ltd.                              6,130.00              6,005.00           7/6/2006
            5,400  Saks Inc.                                     97,945.96             91,044.00          5/28/2006
            2,000  Saks Inc.                                     33,880.00             33,720.00          6/15/2006
            1,000  Sun Healthcare Group Inc.                      2,875.00              6,610.00          2/15/2006
            2,000  Sun Healthcare Group Inc.                     14,800.00             13,220.00          5/20/2006
            3,000  Sun Healthcare Group Inc.                     37,867.50             19,830.00          3/15/2006
            2,000  Sun Healthcare Group Inc.                     15,018.00             13,220.00         10/11/2006
              200  Talisman Energy Inc.                          10,694.00             10,576.00          6/29/2006
            3,000  U S Energy Corp.                              12,150.00             13,140.00          10/1/2006
               10  Ultra Petroleum Corp. Jan 50                  14,521.50             13,900.00           4/5/2006
                5  Ultra Petroleum Corp. Jan 50                   6,265.70              6,950.00         10/24/2006
            2,000  Vaalco Energy Inc.                             8,280.00              8,480.00          10/7/2006
            1,000  VaxGen Inc.                                   16,600.00              8,750.00           7/7/2006
              500  Vicor Corp.                                    8,579.50              7,905.00           9/3/2006
              500  Vicor Corp.                                    7,976.80              7,905.00          8/25/2006
            1,000  Vicor Corp.                                   16,710.00             15,810.00          5/17/2006
              500  Vicor Corp.                                    8,114.00              7,905.00         11/21/2006
              300  Vicor Corp.                                    5,190.97              4,743.00           9/7/2006
            2,100  Vicor Corp.                                   35,899.91             33,201.00          6/20/2006
              500  Vicor Corp.                                    8,380.00              7,905.00         12/18/2006
              200  Vicor Corp.                                    3,300.00              3,162.00          9/10/2006
              400  Vicor Corp.                                    6,580.00              6,324.00           1/1/2007
              400  Vicor Corp.                                    6,455.96              6,324.00          9/22/2006
              500  XM Satellite Radio                            13,599.95             13,640.00           1/3/2007
              200  XTO Energy Inc.                                9,320.00              8,788.00          1/17/2006
              300  XTO Energy Inc.                               13,455.00             13,182.00           7/4/2006
              200  Yellow Roadway Corp.                           8,777.98              8,922.00          6/20/2006
              200  Yellow Roadway Corp.                           8,815.98              8,922.00          6/16/2006
              100  Yellow Roadway Corp.                           4,516.99              4,461.00          6/13/2006
              200  Yellow Roadway Corp.                           8,872.00              8,922.00          6/21/2006
              200  Yellow Roadway Corp.                           8,910.00              8,922.00          6/15/2006
              200  Yellow Roadway Corp.                           8,986.00              8,922.00          6/26/2006
              200  Yellow Roadway Corp.                           9,609.98              8,922.00           6/6/2006
              300  Yellow Roadway Corp.                          13,425.00             13,383.00          6/22/2006
              200  Yellow Roadway Corp.                           9,137.80              8,922.00          6/29/2006
              200  Yellow Roadway Corp.                           9,764.00              8,922.00          5/31/2006
                                                        -------------------    ------------------
                                                 Total       $6,231,826.35         $6,714,904.00
                                                        ===================    ==================

                                                                      Schedule I

                              Marketable Securities
                        Securities Sold But Not Purchased
                       (To Cover Outstanding Put Options)
                                December 31, 2005

       Number                                                                       Market             Expiration
     of Shares           Security Long Position                Cost                  Value                Date
   --------------- ------------------------------------ ------------------- -- ------------------ -- ---------------
              700  Barry R G Corp.                                4,248.87              4,312.00         11/21/2006
            1,000  Barry R G Corp.                                6,099.81              6,160.00         11/26/2006
            1,000  Barry R G Corp.                                6,099.81              6,160.00         11/25/2006
            1,500  Coldwater Creek Inc.                          35,803.92             45,795.00          7/23/2006
              500  Coldwater Creek Inc.                          11,989.63             15,265.00           5/5/2006
              500  Jones Apparel Group Inc.                      15,299.53             15,360.00           6/9/2006
            1,500  Payless Shoesource  Inc.                      38,173.85             37,650.00          6/26/2006
              500  Payless Shoesource Inc.                       12,319.62             12,550.00          6/27/2006
              200  Reebok International Ltd.                     11,469.65             11,646.00          6/19/2006
              200  Reebok International Ltd.                     11,647.64             11,646.00          6/28/2006
              400  Under Armour Inc.                              9,919.70             15,324.00           9/7/2006
                                                        -------------------    ------------------
                                                 Total         $163,072.03           $181,868.00
                                                        ===================    ==================

                                                                   SCHEDULE  IX
                                                   Gordon & Co.

                                        Year End                             During the Year Ended
                               ---------------------------     ---------------------------------------------------

                                                  Weighted                                 Average*
                                                                             -------------------------------------
                                 Amount        Average     Maximum Amount

Description                    Outstanding  Interest Rate    Outstanding      Amount Outstanding     Interest Rate
Amounts Payable to
 Banks:
December 31, 2004..........   $1,445,000           5%         $ 1,445,000         $173,042                 4%
December 31, 2004..........   $  600,000           2%         $ 1,385,000         $144,096                 2%
December 31, 2003..........       -0-            N/A               -0-              -0-                  N/A

_______________
* Average borrowings were calculated using the average month-end borrowings outstanding, and the average interest rates were calculated by dividing the interest expense for such borrowings by the average borrowings outstanding.

Gordon & Co.
63 Pleasant Street - Suite 200
Watertown, Massachusetts  02472

In re:  Gordon Limited Price Put and Call Options

Gentlemen:

         I have addressed myself to the questions of law concerning the legality of the securities registered by your company with the Securities and Exchange Commission by a Registration Statement dated July 31, 2006 concerning "Limited Price Put and Call Options". In my opinion, based upon current laws, regulations, rulings, decisions and policies of the Securities and Exchange Commission, all of which are subject to change at any time, you have legal right to register the securities described in the Registration Statement, and they will when sold be legally issued, fully paid and non-assessable, and upon issuance thereof there will be a binding obligation on your company as registrant to perform the obligation of all options you issue, including an obligation to repurchase all options you issue, in accordance with the repurchase agreement set forth in the options and in the Prospectus under the heading "Repurchase Agreement in Gordon Options".

         I advise you further that, in my opinion, based upon current laws, regulations, rulings, court decisions and policies of the Internal Revenue Service and upon certain private rulings issued to Gordon & Co. by the Internal Revenue Service, all of which are subject to change at any time, all material federal income tax consequences to buyers of Gordon Options are as set forth in the Prospectus Section of the Registration Statement entitled "Federal Income Tax Considerations".

         Neither this opinion nor the discussion in the Prospectus under the caption "Federal Income Tax Considerations" constitutes tax advice to any purchaser of a Gordon Option. That discussion does not address all aspects of federal income taxation that may be relevant to particular holders of Gordon Options in light of their personal investment or tax circumstances or in light of the particular options transactions in which they may engage. Neither does the discussion explain state income tax consequences which may also be significant.

         As you know, I am a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, the general partner of Gordon & Co.


                                                    ___________________________
                                                     Warren G. Miller, Esquire
Boston, Massachusetts
July 31, 2006

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


     We consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement of Gordon & Co. on Form S-1 of our report dated January 13, 2006 and to our report on the consolidated statement of financial condition of Kezar Limited Partnership dated January 13, 2006, appearing in the Prospectus which is a part of such Registration Statement as amended, and to the reference to us under the heading "Legal Opinion and Expert Report" in such Prospectus.

     Our audit of the financial statements referred to in our aforementioned reports also included the financial statement schedules of Gordon & Co. as of December 31, 2005 and 2004 and for the years then ended, and the consolidated statementof financial condition of Kezar Limited Partnership as of December 31, 2005, listed in Item 16(a)(1) and 16(a)(2) of Part II of the Registration
Statement.   These  financial   statement  schedules  are  the responsibility of
the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.






                                              Parent, McLaughlin & Nangle
                                              Certified Public Accountants, Inc.
March 6, 2006

                           CONSENT OF WARREN G. MILLER

GORDON & CO.

         I hereby consent to the use in this Sixfth Post-Effective Amendment to the Registration Statement of Gordon & Co. of my opinion dated March 6, 2006 and to the reference to me under the heading "Legal Opinion and Expert Report" in the Prospectus which is a part of such Registration Statement as amended.



____________________________
WARREN G. MILLER, Esquire

Boston, Massachusetts
March 6, 2006



























                                      S-6.1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Fourth Post-Effective Amendment to the registration statement of Gordon & Co. has been signed below by the following persons in the capacities and on the dates indicated.




        Signature                         Title                       Date


                                     Chief Executive
                                           Officer                March 6, 2006
-------------------------------
Allison D. Salke




                            KEZAR LIMITED PARTNERSHIP




By                                                                March 6, 2006
-------------------------------
Allison D. Salke



And By                                                            March 6, 2006
-------------------------------
Warren G. Miller


as they are trustees of The
Salke Family Trust, its
General Partner